EXECUTION VERSION

TERM LOAN CREDIT AGREEMENT
dated as of
August 5, 2022
among
VISTA OUTDOOR INC.,
as Parent Borrower,
The Other Borrowers From Time to Time Party Hereto,
The Lenders From Time to Time Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________
JPMORGAN CHASE BANK, N.A.,
CAPITAL ONE, NATIONAL ASSOCIATION,
PNC CAPITAL MARKETS LLC
and
THE HUNTINGTON NATIONAL BANK

as Joint Bookrunners and Joint Lead Arrangers

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TABLE OF CONTENTS
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SCHEDULES:
Schedule 1.01(a)    Guarantors
Schedule 2.01    Commitments
Schedule 3.06    Litigation
Schedule 3.08(c)    Eligible Real Property
Schedule 3.09(c)    Environmental Matters
Schedule 3.13    Subsidiaries; Equity Interests; Excluded Subsidiaries; Immaterial Subsidiaries
Schedule 5.02(h)    Reports
Schedule 5.17    Deposit Accounts; Securities Accounts
Schedule 5.18    Locations of Equipment
Schedule 5.19    Post-Closing Covenants
Schedule 6.01(b)    Existing Liens
Schedule 6.02(e)    Existing Indebtedness
Schedule 6.03(d)    Existing Investments
EXHIBITS:
Exhibit A    Form of Assignment and Assumption
Exhibit B    Form of Borrowing Request
Exhibit C    Form of Interest Election Request
Exhibit D    Form of Compliance Certificate
Exhibit E-1-E-4    Forms of U.S. Tax Compliance Certificates
Exhibit F    Form of Solvency Certificate
Exhibit G    Form of Intercompany Subordination Agreement
Exhibit H    Form of Borrower Termination Notice
Exhibit I    Form of Notice of Additional Borrower

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TERM LOAN CREDIT AGREEMENT dated as of August 5, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among VISTA OUTDOOR INC., a Delaware corporation (the “Parent Borrower”), the other BORROWERS from time to time party hereto (together with the Parent Borrower, jointly and severally, each a “Borrower” and collectively, the “Borrowers”), the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
Article 1
Definitions
Section 1.01.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABL Agent” means the “Administrative Agent” under and as defined in the ABL Credit Agreement.
“ABL Average Excess Availability” shall have the meaning assigned to “Average Excess Availability” in the ABL Credit Agreement.
“ABL Borrowing Base” shall have the meaning assigned to “Borrowing Base” in the ABL Credit Agreement.
“ABL Borrowing Base Certificate” shall have the meaning assigned to “Borrowing Base Certificate” in the ABL Credit Agreement.
“ABL Credit Agreement” means that certain Amended and Restated Asset-Based Revolving Credit Agreement, dated as of August 5, 2022, by and among the Parent Borrower, the additional borrowers from time to time party thereto, the lenders from time to time party thereto (the “ABL Lenders”), the letter of credit issuers from time to time party thereto and Capital One, National Association, as administrative agent, as in effect on the date hereof or as amended, amended and restated, supplemented or otherwise modified in a manner permitted under the ABL Intercreditor Agreement.
“ABL Excess Availability” shall have the meaning assigned to “Excess Availability” in the ABL Credit Agreement.
“ABL Facility” means the asset-based revolving loan facility in an initial principal amount of up to $600,000,000 pursuant to the ABL Credit Agreement.
“ABL Facility Documents” means the ABL Credit Agreement and the other “Loan Documents” under and as defined in the ABL Credit Agreement, as each such document is in effect on the date hereof or as amended, amended and restated, supplemented or otherwise modified in a manner permitted under the ABL Intercreditor Agreement.
“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, the ABL Agent and the Loan Parties party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“ABL Line Cap” means the “Line Cap” as defined in the ABL Credit Agreement.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

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“Acceptable Real Estate Appraisal” has the meaning set forth in the definition of “Eligible Real Property”.
“Acquisition” means, as to any Person, the purchase or other acquisition (in one transaction or a series of transactions, including through a merger) of greater than 50% of the Equity Interests of another Person or all or substantially all of the property, assets or business of another Person or of the assets constituting a business unit, line of business or division of another Person.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders and other Secured Parties hereunder.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent-Related Person” has the meaning assigned to it in Section 9.03(d).
“Agreement” has the meaning specified in the introductory paragraph hereof.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Ancillary Document” has the meaning assigned to it in Section 9.06(b).

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“Anti-Corruption and Anti-Money Laundering Laws” means the FCPA, the U.K. Bribery Act 2010, as amended, and all other applicable laws, regulations and ordinances concerning or relating to bribery, money laundering (including any financial record keeping and reporting requirements related thereto) or corruption in any jurisdiction applicable to any Loan Party or any of its Subsidiaries.
“Applicable Parties” has the meaning assigned to it in Section 8.03(c).
“Applicable Rate” means, a percentage per annum equal to (i) in the case of Term Benchmark Loans, (x) at any time that the aggregate outstanding principal balance of the Term Loans exceeds the Term Loan Formula Threshold, 4.00%, or (y) at any time that the aggregate outstanding principal balance of the Term Loans equals or is less than the Term Loan Formula Threshold, 3.50%, and (ii) in the case of ABR Loans, (x) at any time that the aggregate outstanding principal balance of the Term Loans exceeds the Term Loan Formula Threshold, 3.00%, or (y) at any time that the aggregate outstanding principal balance of the Term Loans equals or is less than the Term Loan Formula Threshold, 2.50%. For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Parent Borrower, or other applicable date of determination in connection with any Disposition pursuant to Sections 6.05(c), 6.05(d) or 6.05(i), based upon the Formula Certificate delivered pursuant to Section 5.02(h) or Sections 6.05(c), 6.05(d) or 6.05(i), as applicable and (b) each change in the Applicable Rate shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such Formula Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change.
Notwithstanding the foregoing, from and after the Closing Date until the date on which a Formula Certificate has been delivered to the Administrative Agent pursuant to Section 5.02(h) which reflects a calculation of the Term Loan Formula Threshold calculated based upon the Initial Appraisals, the Applicable Rate shall be deemed to be the Applicable Rate set forth in clause (i)(x) above with respect to any Term Benchmark Loan and shall be deemed to be the Applicable Rate set forth in clause (ii)(x) above with respect to any ABR Loan. Further, the Applicable Rate shall be deemed to be the Applicable Rate set forth in clause (i)(x) above with respect to any Term Benchmark Loan and shall be deemed to be the Applicable Rate set forth in clause (ii)(x) above with respect to any ABR Loan, in each case, (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to timely deliver any Formula Certificate during the period from the expiration of the time for delivery thereof until such Formula Certificate is so delivered.

If at any time the Administrative Agent determines that any Formula Certificate or related information based on which the Term Loan Formula Threshold and the corresponding Applicable Rate was determined, as applicable, was incorrect (whether based on a restatement, fraud or otherwise), the Borrowers shall be required to retroactively pay any additional amount that the Borrowers would have been required to pay if such Formula Certificate or related information based upon which the Term Loan Formula Threshold was determined had been accurate at the time it was delivered.
“Appraised Value” means, on any date of determination, with respect to Eligible Intellectual Property, the appraised fair market value of such Eligible Intellectual Property, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent.
“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an

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Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, each of JPMorgan Chase Bank, N.A., Capital One, National Association, PNC Capital Markets LLC and The Huntington National Bank, each in its capacity as a joint bookrunner and a joint lead arranger hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount of all obligations of such Person in respect thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease, the capitalized amount of the remaining Synthetic Lease Obligations in respect of such Synthetic Lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such Synthetic Lease were accounted for as a Capitalized Lease.
“Audited Financial Statements” has the meaning specified in Section 4.01(d).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).
“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

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(1)    the Adjusted Daily Simple SOFR;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Parent Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Parent Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-

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representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

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“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Bona Fide Lending Affiliate” has the meaning assigned to such term in the definition of “Ineligible Institution”.
“Borrower” or “Borrowers” has the meaning specified in the introductory paragraph hereof.
“Borrower Termination Notice” means a Borrower Termination Notice, substantially in the form of Exhibit H.
“Borrowing” means Term Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City; provided that, in addition to the foregoing, a Business Day shall be, in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.
“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of, without duplication, all expenditures (whether paid in cash or financed) of such Person during such period that have been or should be, in accordance with GAAP, included as additions to property, plant or equipment on the consolidated balance sheet of such Person; provided, however, that Capital Expenditures shall not include: (a) expenditures to the extent they are made with the proceeds from the issuance of Equity Interests of the Parent Borrower after the Closing Date; (b) expenditures with proceeds of casualty insurance or condemnation awards in respect of lost, destroyed, damaged or condemned assets or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Parent Borrower and its Subsidiaries; (c) interest capitalized during such period; (d) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding the Parent Borrower and any Subsidiary thereof) and for which neither of the Parent Borrower nor any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period); (e) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase or (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business; (f) investments in respect of an Acquisition permitted hereunder; or (g) the purchase of property, plant or equipment to the extent made with the proceeds of any Disposition within 180 days of the receipt of such proceeds.
“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

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“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and Specified Statutory Liens and, solely for purposes of Investments under Section 6.03(a), any other Permitted Liens):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    readily marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of acquisition thereof and having, at the time of the acquisition thereof, a rating of at least P-1 from Moody’s or at least A-1 from S&P;
(c)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank or trust company that (i) (A) is a Lender, (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, or (C) any branch of a commercial bank that is organized in a jurisdiction outside of the United States so long as such branch is a licensed “bank” under the laws of the United States, any state thereof or the District of Columbia and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 360 days from the date of acquisition thereof;
(d)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 360 days from the date of acquisition thereof;
(e)    Investments, classified in accordance with GAAP as current assets of the Parent Borrower or any of its Subsidiaries, in money market investment programs or mutual funds registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and substantially all the assets of which are Investments of the character, quality and maturity described in clauses (a), (b), (c), and (d) of this definition;
(f)    repurchase obligations entered into with any commercial bank or trust company meeting the criteria specified in clause (c) above, covering the securities of the type described in clauses (a) and (b) above;
(g)    tax exempted instruments, including municipal bonds, auction rate preferred stock and variable rate demand obligations with the highest short-term ratings by either Moody’s or S&P or a long-term rating of Aaa by Moody’s or AAA by S&P maturing within 360 days after the acquisition thereof; and
(h)    foreign investments substantially comparable to any of the foregoing in connection with managing the cash of any Foreign Subsidiary.
“CFC” means (a) any Person that is a “controlled foreign corporation” (within the meaning of Section 957), but only if a U.S. Person that is an Affiliate of a Loan Party is, with respect to such Person, a “United States shareholder” (within the meaning of Section 951(b)) described in Section 951(a)(1); and (b) each Subsidiary of any Person described in clause (a). For purposes of this definition, all Section references are to the Code.

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“Change in Law” means the occurrence, after the Closing Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means, an event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the Equity Interests of the Parent Borrower entitled to vote for members of the board of directors or equivalent governing body of the Parent Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) a “change of control” or any comparable term defined or used in, or comparable event described under, any Material Debt Documents, shall have occurred in respect of the Parent Borrower.
“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied or waived in accordance with Section 9.02.
“Closing Date Material Adverse Effect” shall have the meaning assigned to the term “Material Adverse Effect” in the Fox Acquisition Agreement as in effect on June 30, 2022.
“Charges” has the meaning assigned to it in Section 9.14.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986 as amended from time to time.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are intended under the express terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Access Agreement” means any landlord waiver, collateral access agreement, warehouseman or bailee letter or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the ABL Agent and any landlord for any leased real property where any Eligible Inventory (as defined in the ABL Credit Agreement) or Eligible Equipment or books and records related to Collateral are located or any warehouseman, bailee or consignee in possession of, having a Lien upon, or having rights or interests in respect of any Eligible Inventory or Eligible Equipment.
“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, the IP Security Agreements, the Collateral Access Agreements, the Security Agreement Supplements, the IP Security Agreement Supplements, and any other security agreements, pledge agreements,

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mortgages, deeds of trust, collateral assignments or other similar agreements delivered to the Administrative Agent or otherwise for the benefit of the Lenders pursuant to Section 5.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Report” has the meaning assigned to it in Section 5.12(a).
“Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name. The initial aggregate amount of the Lenders’ Commitments is $350,000,000.
“Committed Amount” has the meaning assigned to such term in the definition of “ECF Reduction Amounts”.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to Section 8.03, including through an Approved Electronic Platform.
“Competitor” has the meaning assigned to such term in the definition of “Ineligible Institution”.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, for the Parent Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (without duplication) the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) income tax expense for such period, (c) depreciation and amortization for such period, (d) non-recurring or unusual expenses or charges or extraordinary expenses or charges for such period, including restructuring charges, accruals and reserves, severance costs (including severance or stay bonuses paid to employees, including related employee benefits attributable to such payments), relocation costs, retention and completion bonuses and integration costs, including any restructuring charges and integration costs related to any acquisition, project start-up costs, transition costs, costs related to the opening, closure and/or consolidation of offices and facilities (including the termination or discontinuance of activities constituting a business), contract termination costs and recruiting, signing and completion bonuses and expenses, in each case for such period; provided that (i) all amounts added back to Consolidated EBITDA pursuant to this clause (d) shall not exceed 25% of Consolidated EBITDA for such period calculated without giving effect to this clause (d) and (ii) the Parent Borrower shall provide the Administrative Agent with supporting information reasonably requested with respect to amounts added back to Consolidated EBITDA pursuant to this clause (d); (e) amortization or write off of deferred financing costs, (f) non-cash charges related to stock-based employee compensation, (g) non-cash charges associated with the mark-to-market of Swap Contracts, (h) impairment charges or write-offs with respect to goodwill and other intangible assets, (i) losses due solely to fluctuations in currency values and the related tax effects and (j) fees, costs and expenses in an aggregate amount not to exceed $20,000,000 incurred within 6 months of the Closing Date in connection with the Transactions during such period, and minus the following to the extent included in calculating such Consolidated Net Income: (1) gains due solely to fluctuations in currency values and the related tax effects; (2) non-recurring or unusual gains or extraordinary gains and (3) non-cash gains associated with the mark to market of Swap Contracts.

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“Consolidated Interest Charges” means, for any period, for the Parent Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses (but not amortization or write-off of the costs of issuance) of the Parent Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense of the Parent Borrower and its Subsidiaries on a consolidated basis with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP.
“Consolidated Leverage Ratio” means, with respect to any period, the ratio of (a) Consolidated Total Debt as of the last day of such period to (b) Consolidated EBITDA for such period.
“Consolidated Net Income” means, for any period, for the Parent Borrower and its Subsidiaries on a consolidated basis, the net income of the Parent Borrower and its Subsidiaries determined in accordance with GAAP (excluding (i) all extraordinary non cash gains and (ii) extraordinary non cash losses).
“Consolidated Total Assets” means, as of any date, the total consolidated assets of the Parent Borrower and its Subsidiaries, determined in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Parent Borrower delivered pursuant to Section 5.01(a) or (b) (or, prior to the first such delivery, Section 3.05(b)) calculated on a pro forma basis after giving effect to any Subject Disposition, Acquisition or other Investment, as applicable.
“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness of the type described in clauses (a), (b) (solely with respect to any drawn and unreimbursed amounts thereof), (f), (g) and, solely to the extent relating to the foregoing, clauses (e) and (h) of the definition thereof, of the Parent Borrower and its Subsidiaries at such date, determined on a consolidated basis.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by the applicable Loan Party, the Administrative Agent, the ABL Agent and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

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(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.19.
“Credit Party” means the Administrative Agent or any other Lender.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is 5 U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default (it being understood that if any default is cured or waived prior to becoming an Event of Default, such default shall no longer constitute a Default).
“Defaulting Lender” means, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Parent Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Parent Borrower, to confirm in writing to the Administrative Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender

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under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Parent Borrower and each other Lender promptly following such determination.
“Deposit Account” means a “deposit account” as such term is defined in Article 9 of the UCC.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” means, as to any Person, any Equity Interests of such Person or any other Person which, pursuant to the certificate of designation, or other corporate document or other agreement governing the terms thereof, such Person is obligated to purchase, redeem, retire, defease or otherwise acquire for value such Equity Interests or any warrants, rights or options to acquire such Equity Interests, on or prior to the date that is 91 days after the scheduled Maturity Date; the amount of the obligation to purchase, redeem, retire, defease or acquire any of the foregoing shall be with respect to (a) preferred Equity Interests, the liquidation preference or value of all shares, units or interests (including all accrued, accreted and paid-in-kind amounts as of any date of determination) in respect of such Disqualified Equity Interests and (b) all other Equity Interests, the aggregate amount of all such obligations in respect of such Disqualified Equity Interests as of any date of determination.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia, excluding, for the avoidance of doubt, any Subsidiary that is organized under the laws of Puerto Rico or any “possession of the United States” as that term is understood in Treasury Regulations Section 1.957-3(a)(2)(i).
“ECF Reduction Amounts” means, for any fiscal year with respect to any prepayment required in respect of Excess Cash Flow, an amount equal to the sum, without duplication (in each case, for the Parent Borrower and the other Subsidiaries on a consolidated basis), of: (i) the aggregate amount actually paid in cash by the Parent Borrower and its Subsidiaries during such fiscal year (and, at the election of the Parent Borrower, during the period from the end of such fiscal year to the date that the applicable prepayment pursuant to Section 2.11(c) is due (or, if earlier, the date on which such prepayment is made)) on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with any such Capital Expenditures and any such Capital Expenditures financed with the proceeds of Dispositions), (ii) the aggregate amount actually paid in cash by the Parent Borrower and its Subsidiaries during such fiscal year (and, at the election of the Parent Borrower, during the period from the end of such fiscal year to the date that the applicable prepayment pursuant to Section 2.11(c) is due (or, if earlier, the date on which such prepayment is made)) on account of Permitted Acquisitions and Investments permitted by Section 6.03(g) (excluding the principal amount of Indebtedness incurred in connection with any such Permitted Acquisition or other Investment and any such Permitted Acquisition or other Investment financed with the proceeds of Dispositions), (iii) the aggregate amount of all prepayments of “Revolving Loans” (under and as defined in the ABL Credit Agreement) during such fiscal year to the extent accompanying permanent optional reductions of the “Commitments” (under and as defined in the ABL Credit Agreement), (iv) the aggregate amount of all regularly scheduled principal payments the Term Loans made during such fiscal year, and (v) without duplication of amounts deducted from Excess Cash Flow in prior periods, at the option of the Parent Borrower, the aggregate consideration required to be paid in cash by the Parent Borrower and its Subsidiaries pursuant to binding contracts (the “Committed

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Amount”) entered into prior to or during the applicable fiscal year and relating to Permitted Acquisitions and Investments permitted by Section 6.03(g), to the extent expected to be consummated during the six-month period immediately following the end of the applicable fiscal year (any such period, the “ECF Extension Period”).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Equipment” means, at the time of any determination thereof, each item of Equipment owned by any Loan Party on such date and included in an appraisal of Equipment received by the Administrative Agent in accordance with the terms of this Agreement, which complies with each of the representations and warranties in respect of Eligible Equipment made in the Loan Documents, and satisfies the criteria below:
(a)    such Loan Party has good, valid and marketable title to such Equipment;
(b)    the full purchase price for such Equipment has been paid by such Loan Party;
(c)    such Equipment is subject to the first priority, valid and perfected Lien of the Administrative Agent, free and clear of all other Liens (except for the Liens of the ABL Agent permitted by Section 6.01(p));
(d)    a Loan Party has actual and exclusive possession of such Equipment (either directly or through a bailee or agent of such Loan Party);
(e)    such Equipment is located, or would be located but for being under repair or being held for repair, at one of the locations in the continental United States set forth on Schedule 5.18 to this Agreement (as such Schedule 5.18 may be amended from time to time with the prior written consent of the Administrative Agent);
(f)    such Equipment meets, or is under repair or being held for repair for the purpose of meeting, in each case in all material respects, all applicable safety and regulatory requirements applicable to it by Law for the use for which it is intended or for which it is being used;
(g)    such Equipment meets, or is under repair or being held for repair for the purpose of meeting, in each case in all material respects, all applicable requirements of all statutes and regulations established by any Governmental Authority then applicable to such Equipment, and is not subject to any licensing or similar requirement;
(h)    such Equipment is in good working condition (other than Equipment under repair or held for repair for such purpose) and is not defective, damaged, unfit for use, or unacceptable due to age, wear and tear, type, category or quantity;

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(i)    such Equipment is not located on Real Property leased by the applicable Loan Party or in a contract warehouse or with a bailee, in each case, unless either (i) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from equipment of others, if any, stored on the premises, or (ii) the Administrative Agent has established a Reserve with respect to such location;
(j)    such Equipment (i) is not subject to any agreement which restricts the ability of such Loan Party to use, sell, transport or dispose of such Equipment or which restricts the Administrative Agent’s ability to take possession of, sell or otherwise dispose of such Equipment and (ii) has not been purchased in violation of any Sanctions;
(k)    such Equipment does not constitute “Fixtures” under the applicable Laws of the jurisdiction in which such Equipment is located; and
(l)    such Equipment’s use and operation does not require proprietary software that is not freely assignable to the Administrative Agent.
If any Equipment at any time ceases to be Eligible Equipment, such Equipment shall promptly be excluded from the calculation of the Term Loan Formula Threshold. The Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth above and to establish new criteria, in its Permitted Discretion.
“Eligible Intellectual Property” means, at the time of any determination thereof, the Intellectual Property owned by a Loan Party on such date and included in the most recent appraisal of such Intellectual Property received by the Administrative Agent in accordance with the terms of this Agreement, which complies with each of the representations and warranties respecting Eligible Intellectual Property made in the Loan Documents, and that is not excluded as ineligible pursuant to one or more of the criteria set forth below. In general, such Intellectual Property shall be Eligible Intellectual Property if:
(a)    such Intellectual Property is validly registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, is owned by a Loan Party and is listed on Schedule IV to the Security Agreement (or any supplement thereto);
(b)    such Loan Party owns good and valid title thereto;
(c)    such Intellectual Property is subject to the first priority, valid and perfected security interest of the Administrative Agent and is not subject to any other liens, claims, mortgages, assignments, licenses, security interests or encumbrances of any nature whatsoever (except for the Liens of the ABL Agent permitted by Section 6.01(p)) and the Administrative Agent shall have received, each in form and substance satisfactory to the Administrative Agent with respect to such Intellectual Property, evidence that such Intellectual Property is subject to the Security Agreement and a short form intellectual property security filing for the United States, duly authorized, executed and delivered by the applicable Loan Party in favor of the Administrative Agent;
(d)    such Intellectual Property is not presently subject to any infringement or unauthorized use or claims that would (i) materially adversely affect the fair market value thereof or the benefits of this Agreement granted to the Administrative Agent with respect thereto, or (ii) adversely affect the validity, priority or perfection of the security interest granted pursuant to the Loan Documents or the remedies of the Administrative Agent hereunder;
(e)    there are no facts, events or occurrences which would impair the validity, enforceability or usability of such Intellectual Property; and

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(f)    there are no proceedings or actions which are threatened in writing or pending against any third parties who purport to have a claim, right or interest with respect to such Intellectual Property which the Administrative Agent determines in good faith could reasonably be expected to result in any material adverse change in any such third party’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding).
If any Intellectual Property at any time ceases to be Eligible Intellectual Property, such Intellectual Property shall promptly be excluded from the calculation of the Term Loan Formula Threshold. The Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth above and to establish new criteria, in its Permitted Discretion. For the avoidance of doubt, any Intellectual Property which is not Eligible Intellectual Property shall nevertheless be part of the Collateral.
“Eligible Real Property” means the Real Property owned by the Loan Parties and set forth on Schedule 3.08(c), so long as such Real Property satisfies each of the following criteria: (i) in respect of which an appraisal report has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent (each, an “Acceptable Real Estate Appraisal”) and which has a fair market value (as reasonably determined by the Parent Borrower after taking into account any liabilities which are Permitted Liens with respect thereto that impact such fair market value) in excess of $1,000,000; (ii) in respect of which a perfected first priority Lien on such Real Property has been granted in favor of the Administrative Agent for the benefit of the Secured Parties (subject to Permitted Liens having priority by operation of Law), including the filing and recording of the related Mortgage; (iii) in respect of which an environmental assessment report has been completed and delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent and the Lenders and, unless otherwise approved by Administrative Agent and the Lenders, which does not indicate any pending, threatened in writing or existing Environmental Liability or noncompliance with any Environmental Law; (iv) which is adequately protected by fully-paid valid title insurance with customary endorsements and in amounts acceptable to the Administrative Agent in its Permitted Discretion, insuring that the Administrative Agent, for the benefit of the Lenders and the other Secured Parties, shall have a perfected first priority Lien on such Real Property (subject to Permitted Liens having priority by operation of Law), evidence of which shall have been provided in form and substance reasonably satisfactory to the Administrative Agent for the benefit of the Lenders; (v) in respect of which, the Administrative Agent has received a “life of loan” flood zone determination and, if any such parcel of Real Property is shown in such determination or otherwise determined by the Administrative Agent to be in a flood zone, a flood notification form signed by the Parent Borrower and evidence that flood insurance is in place for the building and contents, all in form and substance satisfactory to the Administrative Agent and otherwise in compliance with all applicable Flood Laws; and (vi) if required by the Administrative Agent: (A) an ALTA survey has been delivered for which all necessary fees have been paid and which is acceptable to the title company for the issuance of extended coverage loan policies (with no survey exception), in a form reasonably acceptable to the Administrative Agent and the Lenders, and which shows all buildings and other improvements, any offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments (it being understood that encroachments insured over by the title company under the applicable loan policies by affirmative coverage or by deletion is acceptable to the Administrative Agent), either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent in its Permitted Discretion; provided that the Administrative Agent may in its reasonable discretion accept any such existing survey so long as any such existing survey satisfies any applicable local law requirements and so long as any such existing survey (together with any affidavit or certificate of no change that may be delivered by the Parent Borrower to the title insurance company) enables title insurance company to issue any applicable title insurance policies with endorsements acceptable to the Administrative Agent in its Permitted Discretion and without a general survey exception; and (B) in respect of which local counsel for such Loan Party in the state in which such Real Property is located has delivered a letter of opinion with respect to the enforceability and perfection of the

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Mortgage and any related fixture filings in form and substance satisfactory to the Administrative Agent in its Permitted Discretion; provided, however, that any Real Property owned by any Loan Party that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area (as hereinafter defined) may be, upon the mutual agreement of the Administrative Agent and the Parent Borrower, released as Collateral hereunder so long as both immediately before and after giving pro forma effect to such release the outstanding principal amount of the Term Loans does not exceed the Term Loan Formula Threshold.
If any Real Property at any time ceases to be Eligible Real Property, such Real Property shall promptly be excluded from the calculation of the Term Loan Formula Threshold. The Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth above and to establish new criteria, in its Permitted Discretion.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the Release of any hazardous or toxic materials or waste into the environment.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equipment” has the meaning assigned to such term in the Security Agreement.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute thereto.
“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any

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Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of such Loan Party or its Subsidiaries under IRC Section 414(o).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or the receipt of notice by any Loan Party or any ERISA Affiliate that a Multiemployer Plan is in critical status; (d) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan, the treatment of a Pension Plan or a Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) a determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA or a plan in endangered or critical status within the meaning of Sections 431 and 432 of the Code or Sections 304 and 305 of ERISA; (h) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (i) the conditions for imposition of a lien (within the meaning of Section 430(k) of the Code or Section 303(k) of ERISA) are satisfied.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” means, for any fiscal year of the Parent Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in determining such Consolidated Net Income, (iii) the aggregate net amount of non-cash loss on the Disposition of property by the Borrowers and their respective Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in determining such Consolidated Net Income, (iv) the sum of (x) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa) and (y) the net amount, if any, by which the consolidated deferred revenues of the Parent Borrower and its Subsidiaries increased during such fiscal year and (v) income tax expense, including penalties and interest, to the extent deducted in determining Consolidated Net Income for such fiscal year, minus (b) the sum, without duplication, of (i) the amount of all non-cash gains included in determining such Consolidated Net Income, (ii) the sum of (x) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa) and (y) the net amount, if any, by which the consolidated deferred revenues of the Parent Borrower and its Subsidiaries decreased during such fiscal year, (iii) the sum of (x) the aggregate amount of purchase price holdbacks, earn out obligations and long-term liabilities (other than Indebtedness) paid in cash by the Parent Borrower and its Subsidiaries during such fiscal year and (y) payments in cash made by the Parent Borrower and its Subsidiaries with respect to any non-cash charges added back pursuant to clause (a)(ii) above in computing Excess Cash Flow for any prior fiscal year, (iv) the sum of (x) income taxes, including penalties and interest, and (y) payments and other contributions to employee pension benefit, retirement or similar plans, in each case paid in cash during such fiscal year and (v) the ECF Reduction Amounts.

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“Excluded Deposit Account” means (a) any Deposit Account, the funds in which are used solely for the payment of salaries and wages, workers’ compensation, employee benefit plans (including funds held by the Parent Borrower or any Subsidiary in trust for any director, officer or employee of the Parent Borrower or any Subsidiary with respect thereto) or health benefit obligations and similar expenses (including payroll Taxes) in the ordinary course of business, (b) any Deposit Account that is a zero-balance disbursement account, (c) any Deposit Account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for an Acquisition or any other transaction, in each case, permitted hereunder, and (d) any Deposit Account established by a Loan Party with amounts on deposit that do not exceed at any time (i) $5,000,000, when aggregated with the amounts on deposit in all other Deposit Accounts that are subject to this clause (d), plus all amounts held in Securities Accounts excluded pursuant to clause (b) of the definition of “Excluded Securities Accounts”, or (ii) $2,000,000, individually.
“Excluded Joint Venture” means (a) any Person described in clause (a) of the definition of Joint Venture or (b) any other Joint Venture that is entered into in accordance with Section 6.03(g) or (k) and designated as an Excluded Joint Venture by the Parent Borrower and certified by the Parent Borrower as being entered into in compliance with Section 6.03(g) or (k).
“Excluded Securities Account” means (a) any Securities Account the securities entitlements in which are used solely for the payment of salaries and wages, workers’ compensation, employee benefit plans (including funds held by the Parent Borrower or any Subsidiary in trust for any director, officer or employee of the Parent Borrower or any Subsidiary with respect thereto) or health benefit obligations and similar expenses (including payroll Taxes) in the ordinary course of business, and (b) any Securities Account established by a Loan Party with a balance that does not exceed at any time (i) $5,000,000, when aggregated with the amounts on deposit in all other Securities Accounts that are subject to this clause (b), plus all amounts held in Deposit Accounts excluded pursuant to clause (d) of the definition of “Excluded Deposit Accounts” or (ii) $2,000,000, individually.
“Excluded Subsidiary” means any (a) Subsidiary of the Parent Borrower that is prohibited by applicable Law or by contractual obligations existing on the Closing Date (or at the time such Subsidiary becomes a Subsidiary of the Parent Borrower, so long as such obligations were not incurred in connection with or in contemplation of it becoming a Subsidiary of the Parent Borrower) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization, (b) CFC, (c) FSHCO, and (d) any Subsidiary in circumstances where the Parent Borrower and the Administrative Agent reasonably agree that the cost of providing a guarantee of the Obligations is excessive in relation to the value afforded thereby. The Excluded Subsidiaries on the Closing Date are set forth on Schedule 3.13; provided that any Subsidiary of the Parent Borrower that is a guarantor under the ABL Facility shall not constitute an Excluded Subsidiary.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by its net income (however denominated) or gross income, or franchise Taxes, in each case (i) imposed by the United States or by any jurisdiction (or, in either case, any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which the Administrative Agent or such Lender has a lending office or its principal office or (ii) that are Other Connection Taxes, (b) branch profits Taxes, and any similar Taxes, imposed by the United States or any other jurisdiction in which any such lending office or principal executive office is located or in which the Administrative Agent or such Lender, as the case may be, is deemed to be doing business, (c) in the case of a Lender, the amount of U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to applicable Law as in effect on the date on which (x) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent Borrower) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant

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to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) U.S. Taxes attributable to a Lender’s or the Administrative Agent’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of March 31, 2021, by and among Fox Head, Inc., a California corporation, Fox Holdco, Inc., a Delaware corporation, certain Subsidiaries thereof, Wingspire Capital LLC, as administrative agent, and the lenders signatory thereto from time to time, as amended, restated, supplemented or modified from time to time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCA” has the meaning assigned to such term in Section 1.05.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means that certain Fee Letter dated as of June 30, 2022 among the Parent Borrower and the Arrangers, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Flood Laws” has the meaning assigned to such term in Section 8.10(c).
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR shall be zero.
“Foreign Government Scheme or Arrangement” has the meaning set forth in Section 3.12(d).
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Formula Certificate” means a certificate of a Responsible Officer of the Parent Borrower, certified to the Administrative Agent and presenting, in reasonable detail, the

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calculation of the Term Loan Formula Threshold and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Fox Acquisition” means the acquisition by the Parent Borrower, directly or indirectly, of all of the issued and outstanding shares of common stock of the Target, on the terms and subject to the conditions set forth in the Fox Acquisition Agreement.
“Fox Acquisition Agreement” means that certain Share Purchase Agreement, dated as of June 30, 2022, among Fox Parent Holdings, LLC, a Delaware limited liability company, Fox (Parent) Holdings, Inc., a Delaware corporation (the “Target”) and the Parent Borrower.
“FSHCO” means any Domestic Subsidiary or non-U.S. disregarded entity, in each case that owns no material assets other than (a) Equity Interests or (b) Equity Interests and debt interests, in each case of one or more CFCs and/or of one or more FSHCOs.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board consistently applied.
“Governmental Authority” means the government of any nation, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (A) the stated or determinable amount of the related primary obligation and (B) the portion thereof expressly stated to be so guaranteed, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, the Parent Borrower, the Subsidiaries of the Parent Borrower listed on Schedule 1.01(a) and each other Domestic Subsidiary (other than any Excluded Joint Ventures and any Excluded Subsidiaries) of the Parent Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 5.12 or Section 5.19.

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“Guaranty” means, collectively, the Term Loan Guaranty made by the Guarantors on the Closing Date in favor of the Administrative Agent on behalf of the Lenders together with each other guaranty and guaranty supplement delivered pursuant to Section 5.12 or Section 5.19.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
“Immaterial Subsidiary” means any wholly-owned Domestic Subsidiary of the Parent Borrower that, as of the last day of the fiscal quarter of the Parent Borrower most recently ended and for which financial statements have been provided to the Administrative Agent pursuant to Section 5.01(a) or (b) hereof (or, prior to the first such delivery, referred to in Section 3.05(b)), did not have assets with a value in excess of 5.0% of the Consolidated Total Assets of the Parent Borrower and its wholly-owned Domestic Subsidiaries or revenues representing in excess of 5.0% of consolidated revenues of the Parent Borrower and its wholly-owned Domestic Subsidiaries for the 12-month period ended as of such date; provided that in the event that any wholly-owned Domestic Subsidiaries that would otherwise be Immaterial Subsidiaries shall, in the aggregate, account for a percentage in excess of 10.0% of the Consolidated Total Assets of the Parent Borrower and its wholly-owned Domestic Subsidiaries or 10.0% of the consolidated revenues of the Parent Borrower and its wholly-owned Domestic Subsidiaries as of the end of and for the most recently completed fiscal year for which financial statements have been provided to the Administrative Agent pursuant to Section 5.01(a) or (b) hereof (or, prior to the first such delivery, referred to in Section 3.05(b)), then one or more of such Subsidiaries designated by the Parent Borrower (or, if the Parent Borrower shall make no designation, one or more of such wholly-owned Domestic Subsidiaries that are not otherwise Excluded Subsidiaries selected in descending order based on their respective contributions to the Consolidated Total Assets of the Parent Borrower and its wholly-owned Domestic Subsidiaries), shall be included as Material Subsidiaries to the extent necessary to eliminate such excess and shall comply with the provisions of Section 6.12 applicable to such Subsidiary or Subsidiaries. Each Immaterial Subsidiary as of the Closing Date shall be set forth in Schedule 3.13.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    the monetary obligation of the Swap Termination Value of any Swap Contract of such Person;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and, solely to the extent included as liabilities in accordance with GAAP, any earn out or similar obligation;
(e)    Indebtedness of the type described in clauses (a) through (d) above and clauses (f) through (h) below (excluding prepaid interest thereon) of others secured by a Lien on property owned by such Person (including obligations arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse (the amount of such Indebtedness being the lesser of (i) the principal

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amount of such Indebtedness and (ii) the book value of any assets subject to such Lien if such Lien is limited in recourse);
(f)    all Attributable Indebtedness of such Person;
(g)    all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    all Guarantees (other than Performance Guarantees) of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or other legal entity in respect of which the equity holders are not liable for the obligations of such entity as a matter of law) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Indemnitee” has the meaning assigned to it in Section 9.03(c).
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) any person that is (i) designated by name by the Parent Borrower, by written notice delivered to the Administrative Agent on or prior to the Closing Date, as an Ineligible Institution, (ii) a competitor of the Parent Borrower, the Target or their respective Subsidiaries (any such person, a “Competitor”) or (iii) any person that is clearly identifiable, solely on the basis of such person’s name, as an Affiliate of any person referred to in clauses (i) or (ii) above; provided, however, that Ineligible Institutions shall (A) exclude any person that the Parent Borrower has designated by name as no longer being an Ineligible Institution by written notice delivered to the Administrative Agent from time to time and (B) exclude any bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans or bonds and/or similar extensions of credit in the ordinary course of business (each, a “Bona Fide Lending Affiliate”), unless such Bona Fide Lending Affiliate is identified under clause (i) above; provided, further, any designation of a Person as an Ineligible Institution shall not have retroactive effect to any prior assignment to any Lender permitted under this Agreement (but further assignments and participations shall be prohibited); provided, further, however, that any addition to the list of Ineligible Institutions made in accordance with this definition shall not be effective until the third Business Day following the Administrative Agent’s receipt of the Parent Borrower’s written notice of such addition.
“Information” has the meaning assigned to it in Section 9.12.
“Initial Appraisals” means appraisals of, respectively, the Eligible Equipment and Eligible Real Property of the Loan Parties conducted by appraisers acceptable to the Administrative Agent and in form and substance acceptable to the Administrative Agent, in each case, in its Permitted Discretion, completed and delivered to the Administrative Agent.
“Intellectual Property” shall have the meaning set forth in the Security Agreement.
“Intercompany Subordination Agreement” means an intercompany subordination agreement dated as of the Closing Date, executed and delivered by one or more Loan Parties and one or more other Subsidiaries and the Administrative Agent in the form attached hereto as Exhibit G.

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“Interest Election Request” means a request by the Parent Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Parent Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Inventory” means “inventory” as such term is defined in Article 9 of the UCC.
“Investment” means, as to any Person, any direct or indirect investment by such Person, including (a) the purchase or other acquisition of Equity Interests or debt of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person, or (c) the purchase or other acquisition, in one transaction or a series of transactions, of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person or any other Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but net of proceeds, payments and other returns thereon.
“IP Rights” has the meaning assigned to it in Section 3.17.
“IP Security Agreement” has the meaning specified in Section 14(f) of the Security Agreement together with each other intellectual property security agreement and IP Security Agreement Supplement delivered pursuant to Section 6.12 or Section 14(g) of the Security Agreement, in each case as amended.
“IP Security Agreement Supplement” has the meaning specified in Section 1(g)(vi) of the Security Agreement.
“IRS” means the United States Internal Revenue Service.
“Joint Venture” means (a) (i) any corporation, partnership, limited liability company or other business entity (any such Person, a “Business Entity”) in which the Parent Borrower beneficially owns at least 20% but less than a majority of the shares of securities or other interests

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having ordinary voting power for the election of directors or other governing body of such Business Entity or (ii) any Business Entity in which the Parent Borrower beneficially owns at least 20% of the economic Equity Interests and directly or indirectly controls through one or more intermediaries at least 20% but less than a majority of the management of such Business Entity, or (b) any Subsidiary of the Parent Borrower at least 40% of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body is beneficially owned by, or the management of which is at least 40% is controlled, directly or indirectly, through one or more intermediaries, by one or more Business Entities other than the Parent Borrower or any of its Subsidiaries engaged in substantially one or more of the businesses in which the Parent Borrower and its Subsidiaries are engaged.
“Judgment Currency” has the meaning assigned to it in Section 9.21.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lender-Related Person” has the meaning assigned to it in Section 9.03(b).
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, the presence of a filed financing statement under the UCC (or equivalent statutes) of any jurisdiction shall not in and of itself be deemed to constitute a Lien.
“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.
“Loan Documents” means, collectively, this Agreement, the Fee Letter, the Notes, the Guaranty, the Collateral Documents, the Intercompany Subordination Agreement, the Intercreditor Agreement and any other agreement, document or instrument entered into now or in the future in connection with this Agreement.
“Loan Parties” means, collectively, the Borrowers and each Guarantor.
“Loans” means the Term Loans.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

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“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties or financial condition of the Parent Borrower and its Subsidiaries, taken as a whole; or (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its payment obligations under any Loan Document to which it is a party or the Administrative Agent’s ability to realize on the Collateral (except to the extent such impairment results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or of the Administrative Agent to file Uniform Commercial Code continuation statements).
“Material Debt” means the ABL Facility and any other Indebtedness (other than under the Loan Documents) having an aggregate principal amount equal to or greater than $50,000,000; provided that, except for purposes of determining the Threshold Amount (which shall include all Material Debt), Material Debt shall not include Indebtedness of the type described under Section 6.02(f) or Guarantees in respect of the foregoing.
“Material Debt Documents” means any agreements, instruments and other documents in respect of any Material Debt including, as of the Closing Date, and the Senior Notes Documents, in each case as such agreements, instruments or other documents may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but to the extent permitted under the terms of the Loan Documents.
“Material Subsidiary” means any Subsidiary other than an Immaterial Subsidiary.
“Maturity Date” means August 5, 2024.
“Maximum Rate” has the meaning assigned to it in Section 9.14.
“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on Eligible Real Property of a Loan Party, including any amendment, restatement, modification or supplement thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding 5 plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means, with respect to any Disposition or receipt of casualty insurance or condemnation awards by the Parent Borrower or any Loan Party, the excess, if any, of (a) the sum of the cash and Cash Equivalents received in connection with such transaction over (b) the sum of all out-of-pocket fees, costs and other expenses paid to third parties (other than Affiliates) by the Parent Borrower or any other Loan Party in connection with such transaction and the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable, in each case attributable to the occurrence of such event (as determined reasonably and in good faith by a Responsible Officer); provided, that if any contingency with respect to any such reserve no longer exists (as determined reasonably and in good faith by a Responsible Officer), the amount of such reserve (or the residual amount of such reserve, as applicable) shall then constitute Net Cash Proceeds.
“Net Orderly Liquidation Value” means, with respect to Equipment of any Person, the orderly liquidation value thereof as determined by reference to the most recent equipment appraisal received by the Administrative Agent in accordance with the terms hereof by an appraiser acceptable to the Administrative Agent in its Permitted Discretion, net of all costs of liquidation thereof.

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“Net Working Capital” means, at any date of determination, (a) the consolidated current assets of the Parent Borrower and its Subsidiaries as of such date (excluding cash and Cash Equivalents) minus (b) the consolidated current liabilities of the Parent Borrower and its Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.
“Note” has the meaning assigned to it in Section 2.10(f).
“Notice of Additional Borrower” means a Notice of Additional Borrower in substantially the form of Exhibit I hereto.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Loan Parties arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Loan Parties under any Loan Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of any Loan Party or any Subsidiary.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or in each case equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a

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security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Paid in Full” or “Payment in Full” means, with respect to the Obligations, (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and accrued and unpaid interest with respect to, all outstanding Loans, (ii) all amounts payable pursuant to Section 9.03(a) that have accrued and are unpaid and then owed and (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by the Administrative Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to the Administrative Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses) and identified to the Parent Borrower, such cash collateral to be in such amount as the Administrative Agent determines in its Permitted Discretion is appropriate to secure such contingent Obligations, and (c) the termination or expiration of all of the Commitments of the Lenders.
“Parent Borrower” has the meaning specified in the introductory paragraph hereof.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Patriot Act” has the meaning assigned to it in Section 9.16.
“Payment” has the meaning assigned to it in Section 8.06(c).
“Payment Notice” has the meaning assigned to it in Section 8.06(c).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding 5 plan years.
“Performance Guarantee” means any guarantee by any Person of the performance of the obligations of another Person (other than obligations in respect of payments, indebtedness or other monetary obligations of any kind) under contracts of such other Person to design, develop, manufacture, construct or produce products or production facilities (and related nonmonetary obligations) or to provide services related to any of the foregoing.

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“Permitted Acquisition” means any Acquisition so long as:
(a)    (i) no Indebtedness will be incurred, assumed or would exist with respect to any Loan Party or their respective Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under Section 6.02 and (ii) no Liens will be incurred, assumed, or would exist with respect to the assets of any Loan Party or their respective Subsidiaries as a result of such Acquisition other than Liens permitted under Section 6.01 (and no Liens with respect to Indebtedness for borrowed money will be incurred, assumed, or would exist in connection with such Acquisition on acquired Collateral other than pursuant to Section 6.01(a) or (j));
(b)    the material lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall comply with Section 6.07;
(c)    each applicable Loan Party and any such newly created or acquired Subsidiary shall, or will within the times specified therein, have complied with the applicable requirements of Section 5.12 to the extent required thereby;
(d)    such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the target;
(e)    immediately before and immediately after giving pro forma effect to such Acquisition, the Borrowers shall be in compliance with the Consolidated Leverage Ratio as set forth in Section 6.10(a); and
(f)    if the aggregate consideration paid in connection with the proposed Acquisition exceeds fifty million dollars ($50,000,000) (including deferred and contingent amounts) and, at the time of the consummation of such Acquisition, the Parent Borrower shall (i) have provided the Administrative Agent with written notice of the proposed Acquisition at least fifteen (15) Business Days prior to the anticipated closing date of the proposed Acquisition and copies of the acquisition agreement and other material documents relative to the proposed Acquisition at least five (5) Business Days prior to the anticipated closing date of the proposed Acquisition (or, in either case, such shorter period as agreed to by the Administrative Agent) and (ii) upon the request of the Administrative Agent in its Permitted Discretion, have provided the Administrative Agent with (or access to) due diligence materials of the Parent Borrower relative to the proposed Acquisition, including, if available, forecasted balance sheets, profit and loss statements, cash flow statements and projections of the Person or assets to be acquired (including any pro forma or standalone financial statements created by any Person in connection with the proposed Acquisition and available to the Parent Borrower), all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one-year period following the date of the proposed Acquisition (on a quarter-by-quarter basis).
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured fixed asset based lender) business judgment.
“Permitted Liens” means any Liens permitted under Section 6.01 hereof.
“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any tax Lien; provided, that (a) a reserve with respect to the underlying tax obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith, and (c) either (i) the Administrative Agent is satisfied in its Permitted Discretion that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Administrative Agent’s Liens, (ii) such Lien is bonded in a manner satisfactory to the Administrative Agent in its Permitted Discretion or (iii) the Administrative Agent has established a Reserve equal to the amount secured by such Lien.

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“Permitted Refinancing” means any Indebtedness issued in exchange for, or the net proceeds of which” are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness under the ABL Credit Agreement (or previous refinancings thereof constituting a Permitted Refinancing); provided that (a) the principal amount of such Permitted Refinancing does not exceed the principal amount of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) such Permitted Refinancing shall have a final maturity that is no earlier than the final maturity date of such Indebtedness being Refinanced, (d) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (e) such Permitted Refinancing and the Liens securing such Permitted Refinancing shall be subject to the ABL Intercreditor Agreement, and (f) no Permitted Refinancing shall be secured by any assets of the Loan Parties or their Subsidiaries that did not secure the Indebtedness being Refinanced.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledged Debt” has the meaning specified in Section 1(d)(iv) of the Security Agreement.
“Pledged Equity” has the meaning specified in Section 1(d)(iii) of the Security Agreement.
“Prepayment Event” means:
(a)    any Disposition (including pursuant to a sale and leaseback transaction) of any Term Loan Priority Collateral pursuant to Section 6.05(c), Section 6.05(d) (solely to the extent the transferee is not a Loan Party) or Section 6.05(i), other than Dispositions of Term Loan Priority Collateral of less than $25,000,000 in the aggregate for all such Dispositions, during any fiscal year; or
(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Term Loan Priority Collateral with a fair value immediately prior to such event equal to or greater than $25,000,000; or
(c)    the incurrence by any Loan Party or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.02.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

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“Projections” means the Parent Borrower’s forecasted (a) balance sheets, (b) income statements, (c) cash flow statements and (d) ABL Borrowing Base and ABL Excess Availability, all prepared on a basis consistent with the Parent Borrower’s historical financial statements, together with reasonable supporting details regarding underlying assumptions.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.19.
“Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and other property rights incidental to the ownership, lease or operation thereof.
“Recipient” means the Administrative Agent and any Lender, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing” means the refinancing and/or repayment in full of all of the existing third party indebtedness for borrowed money of the Target and its Subsidiaries (but excluding (A) any existing indebtedness, expressly permitted to exist and not required to be repaid pursuant to the Fox Acquisition Agreement and (B) indebtedness permitted by the Fox Acquisition Agreement to be incurred on or prior to the Closing Date) and the termination and release of all commitments, security interests and guarantees in connection therewith, on or prior to the Closing Date.
“Register” has the meaning assigned to such term in Section 9.04(b).
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article IV) and other consultants and agents of or to such Person or any of its Affiliates.
“Release” shall have the meaning ascribed to it in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act, 42. U.S.C. § 9601 et. seq. or any other Environmental Law.

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“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate” means with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, at any time, Lenders having Term Loans representing more than 50% of the aggregate Term Loans at such time; provided, that (i) the Term Loans of any Defaulting Lender shall be disregarded in the determination of the Required Lenders and (ii) at any time that there are two or more unaffiliated Lenders, Required Lenders shall be comprised of at least two unaffiliated Lenders.
“Reserves” means, as of any date of determination, without duplication, those certain reserves that the Administrative Agent deems necessary or appropriate, in its Permitted Discretion, to establish and maintain, including reserves with respect to (a) sums that any Loan Party is required to pay under any Section of this Agreement or any other Loan Document and has failed to pay, and (b) amounts owing by any Loan Party to any Person to the extent secured by a Lien on, or trust over, any of the Term Loan Priority Collateral, which Lien or trust, in the Permitted Discretion of the Administrative Agent likely would have a priority superior to the Administrative Agent’s Liens in and to such item of the Term Loan Priority Collateral.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, chief financial officer, treasurer or the general counsel of a Loan Party, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of the applicable Loan Party, or any other officer having substantially the same authority and responsibility.
“Restricted Party” means a Person:
(a)    whose name is listed on, or that is acting on behalf of a Person whose name is listed on, any Sanctions List;
(b)    that is incorporated under the laws of, or that is acting on behalf of, a Person incorporated under the laws of, a country or territory that is the target of country-wide or territory-wide Sanctions;
(c)    that is otherwise the target of any Sanction; or
(d)    directly or indirectly owned or controlled by any such Person or Persons described in clauses (a) through (c) of this definition.
“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Parent Borrower’s stockholders, partners or members (or the equivalent Persons thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment or (b) any payment (excluding (x) scheduled payments of principal and interest, (y) any contingent interest payable under any convertible notes and (z) payments of accrued interest in

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connection with a prepayment, redemption or purchase of Indebtedness otherwise permitted by this Agreement, in each case not in violation of any applicable subordination provisions), prepayment, redemption (whether at the option of the holder or otherwise), purchase, defeasance, distribution involving cash, acquisition or other retirement for value in respect of any contractually subordinated Indebtedness or any convertible debt securities or instruments (which, for the avoidance of doubt, shall not include Indebtedness under the Senior Notes), in each case, of the Parent Borrower or any Subsidiary.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, anti-terrorism laws and other sanctions laws, regulations or embargoes imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) the governmental institutions and agencies of the United Kingdom, including those administered by Her Majesty’s Treasury or (e) any other Governmental Authority in any jurisdiction (i) in which the Parent Borrower, any of its Subsidiaries or any officer, director or agent acting on behalf of any Loan Party or any of its Subsidiaries is located or conducts business, (ii) in which any of the proceeds of Loans or Letters of Credit will be used, or (iii) from which repayment of the Obligations will be derived.
“Sanctions List” means each list maintained or public designation made by any Governmental Authority with the power to impose, administer or enforce Sanctions in respect of the targets or scope of the Sanctions that are administered and enforced by that Governmental Authority including, without limitation:
(a)    the “Specially Designated Nationals List” and the “Consolidated Non-SDN List” each administered and enforced by OFAC; and
(b)    “Financial Sanctions: Consolidated List of Targets” and “Ukraine” list of persons subject to restrictive measures in view of Russia’s actions destabilising the situation in Ukraine” each administered and enforced by Her Majesty’s Treasury.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Party” or “Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.01(d), and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Security Agreement” means that certain Term Loan Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Security Agreement Supplement” has the meaning specified in Section 27 of the Security Agreement.
“Securities Account” means a “securities account” as such term is defined in Article 8 of the UCC.
“Senior Notes” means the 4.500% senior notes of the Parent Borrower due 2029 in an aggregate original principal amount of $500,000,000.
“Senior Notes Documents” means the Senior Notes Indenture, the Senior Notes and all other agreements, instruments and other documents pursuant to which the Senior Notes have been

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issued or otherwise setting forth the terms of the Senior Notes, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but to the extent permitted under the terms of the Loan Documents.
“Senior Notes Indenture” means the indenture dated as of March 3, 2021, among the Parent Borrower, certain Subsidiaries of the Parent Borrower party thereto, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, as such Indenture may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but to the extent permitted under the terms of the Loan Documents.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries, on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries, on a consolidated basis, on their debts as they become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their total assets would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability; provided, that if the context in which “Solvent” or “Solvency” is used refers to a Person together with its Subsidiaries, Person as used above shall be deemed to be a reference to such Person together with its Subsidiaries.
“Special Flood Hazard Area” shall mean an area that the Federal Emergency Management Agency’s current flood maps indicate has at least a 1% chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.
“Specified Acquisition Agreement Representations” means the representations and warranties regarding the Target and its Subsidiaries in the Fox Acquisition Agreement that are material to the interests of the Lenders (in their respective capacities as such), but only to the extent that the Parent Borrower (or any of its Affiliates) has the right to terminate its (or their) obligations under the Fox Acquisition Agreement or decline to consummate the Fox Acquisition as a result of a failure of such representations and warranties to be true and correct.
“Specified Event of Default” means any Event of Default under Sections 7.01(a), 7.01(b) (solely as a result of a failure to timely deliver a Formula Certificate or to comply with Sections

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6.10 or 6.15), 7.01(d) (solely as a result of a breach of representations or warranties with respect to any Formula Certificate), 7.01(f) or 7.01(g).
“Specified Representations” means those representations and warranties made by the Borrowers in Sections 3.01(a) (only with respect to the valid existence of the Loan Parties), 3.01(b)(ii), 3.02(a) (only with respect to execution, delivery and performance of the Loan Documents), 3.02(c) (only with respect to the execution, delivery, and performance of the Loan Documents), 3.03, 3.04, 3.14, 3.16(a)(i), 3.16(a)(ii) (only with respect to the use of proceeds of the Loans made on the Closing Date), 3.16(b) (only with respect to the use of proceeds of the Loans made on the Closing Date), 3.18, and 3.19 (subject to the last paragraph of Section 4.01).
“Specified Statutory Liens” means any Liens permitted under Section 6.01(c) or 6.01(d) with respect to any Collateral that, strictly by the operation of applicable statute or law, would have priority over any Liens granted to or in favor of the Administrative Agent under any Collateral Document.
“Spin-Off” means the “Planned Separation” (as defined in the Parent Borrower’s Form 10-K filing for the fiscal year ended March 31, 2022) with respect to the separation of the Parent Borrower’s outdoor products and sporting products segments or any analogous transaction with respect to any line of business, business segment or division (or any part thereof) of the Parent Borrower or any Subsidiary thereof.
“Subject Disposition” means any Disposition of property or assets other than any Disposition permitted by Section 6.05(a)(i), (b), (d), (f), (g), or (h).
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company or other business entity (a) of which Equity Interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, directly or indirectly, including through one or more Subsidiaries of such Person, in each case in clauses (a) and (b) above, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.
“Supported QFC” has the meaning assigned to it in Section 9.19.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for

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any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease” means, as to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capitalized Lease in respect of which such Person is the lessee and retains or obtains ownership of the property so leased for Federal income tax purposes or (b) any so-called synthetic, off-balance sheet or tax retention lease or any other lease or similar arrangement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person or otherwise upon application of any Debtor Relief Law to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Synthetic Lease Obligation” means the monetary obligation of a Person under a Synthetic Lease.
“Target” has the meaning set forth in the definition of “Fox Acquisition Agreement”.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term Loan Formula Threshold” means, the sum of (a) 50% of the Appraised Value of the Borrowers’ Eligible Intellectual Property, plus (b) 80% of the Net Orderly Liquidation Value of the Borrowers’ Eligible Equipment, plus (c) 80% of the fair market value of the Eligible Real Property as set forth in the most recent Acceptable Real Estate Appraisal received by the Administrative Agent at such time, minus (d) Reserves established by the Administrative Agent in its Permitted Discretion. The Term Loan Formula Threshold at any time shall be determined by reference to the most recent Formula Certificate delivered to the Administrative Agent pursuant to Section 5.02(h) or Sections 6.05(c), 6.05(d) or 6.05(i), as applicable (or, prior to the first such delivery following the Closing Date, delivered to the Administrative Agent pursuant to Section 4.01(c)(iii)).
“Term Loan Priority Account” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.
“Term Loan Priority Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.
“Term Loans” means the term loans made on the Closing Date by the Lenders to the Borrowers pursuant to Section 2.01.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, 2 U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

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“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than 5 U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Parent Borrower then most recently ended for which financial statements were required to have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the first such delivery, Section 3.05(b)), taken as one accounting period.
“Threshold Amount” means $50,000,000.
“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Parent Borrower and/or its Subsidiaries in connection with the Transactions and the transactions contemplated thereby.
“Transactions” means, collectively, (a) the entering into by the Loan Parties of the Loan Documents on the Closing Date, (b) the creation of Liens pursuant to the Collateral Documents on the Closing Date and the initial borrowings hereunder, if any, to occur on the Closing Date, (c) the refinancing of all outstanding Indebtedness under the Existing Credit Agreement, (d) initial borrowing under the ABL Facility and the entry into the ABL Credit Agreement and the other ABL Facility Documents, (e) the Fox Acquisition and (f) the payment of the Transaction Costs.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, that includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” has the meaning specified in Section 4.01(d).
“United States” and “U.S.” mean the United States of America.

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“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “ABR Loan”) or by Class and Type (e.g., a “Term Benchmark Term Loan” or an “ABR Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “ABR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Term Borrowing” or an “ABR Term Borrowing”).
Section 1.03.Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are, unless the context otherwise requires, equally applicable to the singular and plural forms of the defined terms.
(i)The words “herein”, “hereto”, “hereof”, and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)Article, Section, Exhibit and Schedule references are to the Articles, Sections, Exhibits and Schedules of the Loan Document in which such reference appears.
(iii)The terms “include”, “includes”, or “including” shall be deemed to be followed with the phrase “without limitation”.
(iv)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

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(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to”, “ending on”, and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to any Person shall be construed to include such Person’s successors and assigns.
Section 1.04.Accounting Terms.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenants) contained herein, Indebtedness of the Borrowers and the Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)If at any time any change in GAAP would affect the computation of any financial ratio or requirement, including a negative covenant “basket”, set forth in any Loan Document, and either the Parent Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a Capitalized Lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.
Section 1.05.Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner

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adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.06.Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.07.References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.08.Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.09.Parent Borrower as Borrower Representative. Each Borrower hereby designates the Parent Borrower as its representative and agent for all purposes under the Loan Documents, including requests for Term Loans, designation of interest rates, delivery or receipt of communications, preparation and delivery of Formula Certificates and financial reports, requests for and entrance into waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent or any Lender. The Parent Borrower hereby accepts such appointment. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Borrowing Request) delivered by the Parent Borrower on behalf of any other Borrower. The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Parent Borrower on behalf of such Borrower. The Administrative Agent and each Lender shall have the right, in its discretion, to deal exclusively with the Parent Borrower for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Parent Borrower shall be binding upon and enforceable against it. Anything contained herein to the contrary notwithstanding, no Borrower (other than the Parent Borrower) shall be authorized to request any Loan hereunder without the Parent Borrower’s delivery of prior written notice thereof to the Administrative Agent.
Section 1.10.Pro Forma Adjustments for Acquisitions and Dispositions. To the extent any Borrower or any Subsidiary makes any acquisition permitted pursuant to Section 6.03 or Disposition outside the ordinary course of business permitted by Section 6.05 during the period of four fiscal quarters of the Borrowers most recently ended, the Consolidated Leverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the Disposition, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a financial officer of such Borrower), as if such acquisition or such Disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period.

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Section 1.11.Status of Obligations. In the event that any Borrower or any other Loan Party shall at any time issue or have outstanding any subordinated Indebtedness, such Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness.
Section 1.12.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Article 2
The Credits
Section 1.01.Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Term Loan to the Borrowers, denominated in Dollars, on the Closing Date in a principal amount equal to such Lender’s Commitment as set forth on Schedule 2.01. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
Section 1.02.Loans and Borrowings. Each Loan shall be made as part of a Borrowing consisting of Term Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(a)Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans, as the Borrowers may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
(b)At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that a Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Term Benchmark Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 5 Term Benchmark Borrowings outstanding.
(c)Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

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Section 1.01.Requests for Borrowings. To request a Borrowing, a Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, 3 U.S. Government Securities Business Days (or, with respect to the Closing Date Borrowing, 1 U.S. Government Securities Business Day) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Parent Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)the aggregate amount of the requested Borrowing;
(ii)the date of such Borrowing, which shall be a Business Day;
(iii)whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;
(iv)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Term Benchmark Borrowing with an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 1.03.[Reserved].
Section 1.04.[Reserved].
Section 1.05.[Reserved].
Section 1.06.Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account maintained with the Administrative Agent in New York City and designated in the applicable Borrowing Request.
(d)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate

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determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing, provided, that any interest received from a Borrower by the Administrative Agent during the period beginning when Administrative Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent.
Section 1.02.Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Parent Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Parent Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(e)To make an election pursuant to this Section, the Parent Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Parent Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Parent Borrower.
(f)Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(g)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(h)If the Parent Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower,

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then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 1.07.Termination and Reduction of Commitments. Unless previously terminated, the Commitments shall terminate on the Closing Date upon the making of the relevant Term Loans on the Closing Date; provided, that if the Term Loans are not made on the Closing Date, the Commitments shall terminate immediately; provided further that, to the extent the Parent Borrower has delivered a Borrowing Request in accordance with the terms of Section 2.03 but any Lender has not yet made its Loan to be made hereunder in accordance with Section 2.07, such Lender’s Commitment shall not terminate until such Lender has made such Loan in accordance with Section 2.07.
Section 1.10.Repayment of Loans; Evidence of Debt. (a) Commencing on December 23, 2022, the Borrowers shall repay Borrowings with respect to the Term Loans on the last Business Day of each fiscal quarter of the Parent Borrower in an amount equal to (i) at any time that the outstanding principal amount of the Term Loans exceeds the Term Loan Formula Threshold, 12.5% of the aggregate principal amount of the Term Loans outstanding on the Closing Date, or (ii) at any time that the outstanding principal amount of the Term Loans is equal to or less than the Term Loan Formula Threshold, 10.0% of the aggregate principal amount of the Term Loans outstanding on the Closing Date; provided, with respect to this clause (a), that any such payment due on a date that is not a Business Day shall instead be due on the next succeeding Business Day. From and after the Closing Date until the date on which a Formula Certificate has been delivered to the Administrative Agent pursuant to Section 5.02(h) which reflects a calculation of the Term Loan Formula Threshold based upon the Initial Appraisals, the Borrowers shall repay Borrowings with respect to the Term Loan in accordance with clause (i) above. For purposes of the foregoing, (a) the applicable amortization rate shall be determined as of the end of each fiscal quarter of the Parent Borrower, or other applicable date of determination in connection with any Disposition pursuant to Sections 6.05(c), 6.05(d) or 6.05(i), based upon the Formula Certificate most recently delivered pursuant to Section 5.02(h) or Sections 6.05(c), 6.05(d) or 6.05(i), as applicable, and (b) each change in the applicable amortization rate shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such Formula Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change.
(i)To the extent not previously paid, the Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.
(j)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(k)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(l)The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

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(m)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent (each such promissory note, a “Note”). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
Section 1.1.Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section.
(n)In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Parent Borrower or any Subsidiary thereof in respect of any Prepayment Event, subject to Section 2.11(f), the Borrowers shall, within 5 Business Days after such Net Cash Proceeds are received by such Person, prepay the Term Loans as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Cash Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Parent Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer to the effect that the Loan Parties intend to apply the Net Cash Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Cash Proceeds, to acquire (or replace or rebuild) real property, equipment or assets to be used in, or which are useful in, the business of the Parent Borrower and its Subsidiaries (including by way of a Permitted Acquisition) (excluding inventory), and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Cash Proceeds specified in such certificate in respect of such event except to the extent that any such Net Cash Proceeds therefrom have not been so invested by the end of such 180 day period, at which time a prepayment shall be required in an amount equal to such Net Cash Proceeds that have not been so invested; provided, further, if after giving pro forma effect to any Disposition described in clause (a) of the definition of the term “Prepayment Event”, the aggregate outstanding principal amount of the Term Loans shall exceed the Term Loan Formula Threshold, then, prior to exercising any such reinvestment rights pursuant to this clause (b), the Borrowers shall first prepay the Term Loans in accordance with this clause (b) in an amount sufficient to cause the aggregate outstanding principal amount of the Term Loans to be less than or equal to the Term Loan Formula Threshold. Notwithstanding the foregoing, to the extent any Net Cash Proceeds are required by the ABL Credit Agreement to be applied to prepay loans under the ABL Facility, no prepayments of Term Loans pursuant to this Section 2.11(b) shall be required to the extent of such Net Cash Proceeds so applied.
(a)Commencing with the fiscal year of the Parent Borrower ending March 31, 2023, and for each subsequent fiscal year of the Parent Borrower until the Maturity Date, the Borrowers shall prepay the Term Loans as set forth in paragraph (d) below on the date that is 10 Business Days after the earlier of (i) the date on which the annual audited financial statements for the immediately preceding fiscal year are delivered pursuant to Section 5.01(a) and (ii) the date on which such annual audited financial statements were required to be delivered pursuant to Section 5.01(a), in an amount equal to 50% of Excess Cash Flow for the immediately preceding fiscal year minus (y) the aggregate amount of all optional prepayments of the Term Loans during such fiscal year; provided, with respect to the fiscal year of the Parent Borrower ending March 31, 2023, the amount of the prepayment due pursuant to this Section 2.11(c) shall be pro rated based on the number of days from the Closing Date through (and including) March 31, 2023; provided, further, that, with respect to any deduction made for any Committed Amount in any calculation of Excess Cash Flow for any applicable fiscal year, to the extent the aggregate amount of cash actually utilized during the ECF Extension Period is less than the Committed Amount deducted in making such calculation, Excess Cash Flow for such fiscal year shall be recalculated to include the amount of such shortfall and the Borrowers shall promptly prepay the Term Loans in accordance with this Section 2.11(c) utilizing the additional amount of Excess Cash Flow resulting from such recalculation. Each Excess Cash Flow prepayment shall be accompanied by

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a certificate signed by a Responsible Officer of the Parent Borrower certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated.
(b)All prepayments made pursuant to Section 2.11(b) or Section 2.11(c) shall be applied to prepay installments of the Term Loans in inverse order of maturity, assuming amortization payments in accordance with Section 2.10(a)(i). All prepayments made pursuant to Section 2.11(a) shall be applied to prepay installments of the Term Loans as directed by the Parent Borrower (and if no such direction is provided, in direct order of maturity), assuming amortization payments in accordance with Section 2.10(a)(i).
(c)The Parent Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, 3 Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, 1 Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of any mandatory prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16.
(d)Notwithstanding anything in this Section 2.11 to the contrary, to the extent that repatriating any or all of the Net Cash Proceeds from any Prepayment Event by a Foreign Subsidiary (x) would result in material adverse tax consequences to the Parent Borrower or any of its Subsidiaries or (y) is prohibited or delayed by applicable local law from being repatriated to the United States (in the case of the foregoing clauses (x) and (y), as reasonably determined by the Parent Borrower in good faith in consultation with the Administrative Agent), the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this Section 2.11, and such amounts may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (y), the Company shall take commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation, and if such repatriation of any of such affected Net Cash Proceeds can be achieved such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be applied (whether or not repatriation actually occurs) in compliance with this Section 2.11. The time periods set forth in this Section 2.11 shall not start until such time as the Net Cash Proceeds may be repatriated, whether or not such repatriation actually occurs.
Section 1.2.Fees.
(o)The Borrowers agree to pay to the Arrangers and/or the Administrative Agent, for its own account or the account of the Lenders (as specified in the Fee Letter), fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Arrangers pursuant to the Fee Letter.
(p)All fees payable in connection herewith shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to an Arranger, in the case of fees payable to it) for distribution to the Lenders, as applicable. Fees paid shall not be refundable under any circumstances.
Section 1.11.Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

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(q)The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(r)Notwithstanding the foregoing, at any time that a Specified Event of Default has occurred and is continuing, upon the election of the Required Lenders or the Administrative Agent (or automatically while any Event of Default under Section 7.01(f) or 7.01(g) has occurred and is continuing), if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(s)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(t)Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 1.1.Alternate Rate of Interest; Illegality. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Parent Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08

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or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Parent Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Parent Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.
(a)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)The Administrative Agent will promptly notify the Parent Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(d)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or

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(B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Upon the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Parent Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Parent Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.
(f)If any Lender determines that any requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Term Benchmark Loan or to determine or charge interest based upon SOFR, the Term SOFR Rate, the Term SOFR Reference Rate or the Adjusted Term SOFR Rate, then, on notice thereof by such Lender to the Parent Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Term Benchmark Loans or to convert ABR Loans to Term Benchmark Loan will be suspended until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Administrative Agent), either prepay all Term Benchmark Loans of such Lender or convert all such Loans to ABR Loans, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans.  Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid.
Section 1.3.Increased Costs. (a) If any Change in Law shall:
(iii)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;
(iv)impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or
(v)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and

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(C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(g)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(h)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(i)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 1.2.Break Funding Payments. In the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 1.3.Withholding of Taxes; Gross-Up.
(u)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable

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withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(v)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(w)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(x)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(y)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(z)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent Borrower and the Administrative Agent, at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and

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(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or
(4)to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect

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partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Parent Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal inability to do so.
(j)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) within 30 days of receipt of such refund. Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(k)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(l)Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.
Section 1.4.Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrowers shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
(aa)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(ab)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(ac)Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Parent Borrower to the Administrative Agent pursuant to Section 2.11(b)), notice

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from the Parent Borrower that the Borrowers will not make such payment or prepayment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.
Section 1.12.Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes, Other Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(ad)If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes, Other Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if a Lender does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that requires unanimous consent of all Lenders or all affected Lenders and that has been approved by the Required Lenders and, if applicable, the relevant Lender has declined to, or is unable to, designate a different lending office in accordance with Section 2.19(a), then the Borrowers may, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent Borrower shall have received the prior written consent of the Administrative Agent unless the assignee is a Lender or an Affiliate thereof or an Approved Fund, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (A) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Parent Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (B) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.
Section 1.1.Defaulting Lenders.

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(ae)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and in Section 9.02.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent under this Agreement for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Parent Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Parent Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(af)Defaulting Lender Cure. If the Parent Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 1.5.Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its

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discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
Article 3
Representations and Warranties
Each Borrower represents and warrants to the Lenders on the date of each borrowing of Term Loans and on any subsequent date that the representations and warranties are made or deemed made (provided, for the avoidance of doubt, the only representations and warranties set forth herein the accuracy of which shall be a condition to funding of the Term Loans on the Closing Date shall be the Specified Representations and the Specified Acquisition Agreement Representations, in each case as set forth in Section 4.01(e)) that:
Section 1.08.Existence, Qualification and Power; Compliance with Laws. Each Borrower and each of its Subsidiaries (a) is duly incorporated, organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, (d) is in compliance with all Laws (such compliance to include compliance with the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, the Patriot Act and all other laws and regulations relating to bribery, money laundering and terrorist activities), and (e) is not in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority, except, in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not, or solely, in the case of clause (e), that could, reasonably be expected to have a Material Adverse Effect.
Section 1.09.Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) violate any Law; or (d) result in the creation of any Lien other than a Lien expressly permitted under Section 6.01, except with respect to any conflict, breach or contravention, payment or violation referred to in clause (b)(i) to the extent that such conflict, breach or contravention or payment could not reasonably be expected to have a Material Adverse Effect.
Section 1.010.Governmental Authorization; Other Consents. As of the Closing Date, no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (having the priority set forth in the ABL Intercreditor Agreement (subject to Specified Statutory Liens) or, after the repayment in full of the ABL Facility, having a first priority Lien (subject to Specified

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Statutory Liens)) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (ii) filings or recordings necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
Section 1.011.Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
Section 1.012.Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements of the Parent Borrower and its Subsidiaries or, with respect to the making of this representation and warranty after the Closing Date, the audited financial statements of the Parent Borrower and its Subsidiaries as of the end of the most recent fiscal year for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a): (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby; and (ii) fairly present in all material respects the financial condition of the Parent Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby.  The Audited Financial Statements of the Target and its Subsidiaries (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby; and (ii) fairly present in all material respects the financial condition of the Target and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby.
(a)The Unaudited Financial Statements of the Parent Borrower and its Subsidiaries or, with respect to the making of this representation and warranty after the Closing Date, the unaudited consolidated financial statements of the Parent Borrower and its Subsidiaries as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(b): (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby and (ii) fairly present in all material respects the financial condition of the Parent Borrower and its Subsidiaries as of the date thereof and their results of the operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.
(b)Since March 31, 2022, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Section 1.03.Litigation. (a) There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent Borrower or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
(c)Schedule 3.06 to this Agreement sets forth a complete and accurate description of each of the actions, suits or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $50,000,000 that, as of the Closing Date, are pending or, to the knowledge of any Borrower threatened in writing against a Loan Party or any of its Subsidiaries.

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Section 1.013.No Default. Neither the Parent Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligations that could either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the Transactions contemplated by this Agreement or any other Loan Document.
Section 1.014.Ownership of Property; Liens; Investments. (a) The Parent Borrower and each Subsidiary has (i) good record and marketable title in fee simple to all of its Eligible Real Property and (ii) good record and marketable title in fee simple to, or valid leasehold interests in, all other real property necessary in the ordinary conduct of its business as it is currently conducted, except, in each case, for Permitted Liens and such other defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)The property (other than real property described in clause (a) above) of the Parent Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.
(e)Schedule 3.08(c) sets forth a complete and accurate list of all Eligible Real Property as of the Closing Date.
Section 1.01.Environmental Matters. (a) The Parent Borrower and its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required Environmental Permits, other than non-compliances that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(f)Neither the Parent Borrower nor any of its Subsidiaries nor any property currently or, to the knowledge of any Borrower or any of the Subsidiaries, previously owned, operated or leased by or for the Parent Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of any Borrower or any of the Subsidiaries, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation, in each case under or pursuant to Environmental Laws other than those that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(g)Except as set forth on Schedule 3.09(c), as of the Closing Date, neither the Parent Borrower nor any of its Subsidiaries operates their respective currently owned or leased real property as a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the regulations thereunder or any state analog, other than instances that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(h)Other than instances that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there are no facts, circumstances or conditions known to any Borrower or any of the Subsidiaries arising out of or relating to the operations or ownership of the Parent Borrower or any of its Subsidiaries or of the property owned, operated or leased by the Parent Borrower or any of its Subsidiaries that are not specifically included in the financial information furnished to the Lenders that could be reasonably expected to result in any material Environmental Liabilities.
(i)(i) no Environmental Lien has attached to any property of the Parent Borrower or its Subsidiaries and (ii) to the knowledge of any Borrower or the Subsidiaries, no facts, circumstance or conditions exist, in each case of clauses (i) and (ii) that could, individually or in the aggregate, reasonably be expected to result in an Environmental Lien that could have a Material Adverse Effect.
(j)Neither the Parent Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, as of the Closing Date, any investigation or assessment or remedial action relating to any actual or

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threatened release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, during the period of ownership or operation by the Parent Borrower or any of its Subsidiaries, formerly owned or operated by the Parent Borrower or any of its Subsidiaries have been disposed of in a manner that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(k)Neither the Parent Borrower nor any of its Subsidiaries (i) has received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries or (ii) is subject to any outstanding obligations under any written order, consent decree, or settlement agreement with any Person relating to any Environmental Liability, in each case of clauses (i) and (ii), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
Section 1.10.Insurance. The properties of the Parent Borrower and its Subsidiaries are insured in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent Borrower or the applicable Subsidiary operates.
Section 1.11.Taxes. The Parent Borrower and its Subsidiaries have filed all Federal and all material state and other tax returns and reports required to be filed, and have paid all material Federal, state and other Taxes imposed upon them or their properties, income or assets otherwise due and payable, except those which are not yet due or are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Parent Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. No Lien for Taxes on the assets of the Loan Parties exceeds $5,000,000 in the aggregate unless subject to a Permitted Protest.
Section 1.12.ERISA Compliance. (a) Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of any Borrower or any ERISA Affiliate, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except for instances which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan complies with, and has been operated in accordance with all applicable Laws, including the Code and ERISA and the terms of such Plan.
(l)There are no pending or, to the knowledge of any Borrower or any ERISA Affiliate, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(m)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material

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liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction described in Sections 4069 or 4212(c) of ERISA, except, in the case of each of clauses (i) through (v) above, for instances which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(n)With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”), any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except for instances of noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 1.6.Subsidiaries; Equity Interests. As of the Closing Date and as of each date for which such Schedule 3.13 has been supplemented in accordance with Section 5.02(g): (a) the Parent Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 3.13, and all of the outstanding Equity Interests in such material Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Parent Borrower and/or one or more of its Subsidiaries in the amounts specified on Part (a) of Schedule 3.13 free and clear of all Liens except those created under the Collateral Documents and Liens permitted under Section 6.01(c) or Section 6.01(p); (b) the Parent Borrower and its Subsidiaries have no Investments constituting Equity Interests in any Person other than (x) Subsidiaries and (y) those disclosed in Part (b) of Schedule 3.13; and (c) set forth on Part (c) of Schedule 3.13 is a complete and accurate list of (x) all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, formation or organization, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation, formation or organization, if applicable, (y) all Excluded Subsidiaries, as of the Closing Date and (z) all Immaterial Subsidiaries, as of the Closing Date.
Section 1.7.Margin Regulations; Investment Company Act.
(o)Neither the Parent Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to the Borrowers hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Federal Reserve Board.
(p)Neither the Parent Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940 or under any other federal or state Law which may render all or any portion of the Obligations unenforceable. Neither the Parent Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
Section 1.13.Disclosure. No report, financial statement, certificate or other written information (other than projections, forward-looking information and other information of a general economic or industry-specific nature (with respect to which no representation is made hereunder except as set forth in the proviso to this Section 3.15)) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein not materially misleading in the light of the circumstances under which they were made; provided that, with respect to projections, each Borrower represents only that such

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information was prepared in good faith based upon assumptions believed by such Borrower to be reasonable at the time such projections were furnished (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers, the projections, by their nature, are inherently uncertain and no assurances are being given that the results reflected in any projections will be achieved and actual results may differ from the projections and such differences may be material).
Section 1.14.Anti-Corruption Laws and Sanctions.
(q)To the extent applicable, each Loan Party and each of its Subsidiaries is in compliance, in all material respects, with (i) the Act and (ii) applicable Anti-Corruption and Anti-Money Laundering Laws.
(r)Neither the Parent Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrowers, any director, officer, employee or agent of the Parent Borrower or any Subsidiary (i) is a Restricted Party, (ii) has any assets located in any country or territory that is the subject of country or territory-wide Sanctions, or (iii) derives revenues from investments in, or transactions with any Restricted Party, in each case in violation of applicable law. The Parent Borrower, on behalf of itself and its Subsidiaries, has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Parent Borrower and its Subsidiaries with all applicable Sanctions and Anti-Corruption and Anti-Money Laundering Laws. The Parent Borrower and its Subsidiaries, and to the knowledge of the Borrowers, each director, officer, employee and agent of the Parent Borrower and each Subsidiary, is in compliance with all applicable Sanctions. No proceeds of any Loan made hereunder will be used, directly or indirectly to fund or finance any transaction that is prohibited by Sanctions or in any manner which would result in the Parent Borrower or any of its Subsidiaries being in breach of Sanctions or becoming a Restricted Party, or in any other manner that would result in a violation of Sanctions or Anti-Corruption and Anti-Money Laundering Laws by any Person. Neither the Parent Borrower nor any of its Subsidiaries is a Restricted Party or has received notice of any action, suit, proceeding or investigation against it with respect to Sanctions from any Person identified in clauses (a) through (e) in the definition of “Sanctions”. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Corruption and Anti-Money Laundering Laws have been started or to its knowledge threatened against the Parent Borrower or any of its Subsidiaries.
(s)The information included in the Beneficial Ownership Certification most recently provided to the Administrative Agent and any Lender for each applicable Borrower, if any, is true and correct in all respects.
Section 1.4.Intellectual Property; Licenses; Etc. Except as could not reasonably be expected to result in a Material Adverse Effect, the Parent Borrower and its Subsidiaries own, or have secured licenses for, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, and other intellectual property rights that are reasonably necessary for the operation of their respective businesses (collectively, “IP Rights”). To the knowledge of the Borrowers and the Subsidiaries, (a) the use of the IP Rights in connection with such businesses does not materially infringe or misappropriate the rights of any other Person and (b) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any of the Subsidiaries materially infringes upon any rights held by any other Person. No claim or litigation is pending or, to the knowledge of the Borrowers and the Subsidiaries, threatened in writing (i) which would revoke or terminate any IP Rights of any Borrower or any of the Subsidiaries or (ii) which would result in liability to any Borrower or any of the Subsidiaries for material infringement or misappropriation of the rights of any other Person, that, in either case, could reasonably be expected to have a Material Adverse Effect.
Section 1.5.Solvency. On the Closing Date, after giving effect to the Transactions to be consummated on such date, the Loan Parties are, on a consolidated basis, Solvent.

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Section 1.6.Perfection, Etc. To the extent required by this Agreement and the Security Agreement, all filings and other actions to be taken pursuant to the terms of the Collateral Documents to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken or will be duly made or taken after the Closing Date as provided in the final paragraph of Section 4.01, and are or will be in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected security interest in the Collateral with the priority set forth in the ABL Intercreditor Agreement (subject to Specified Statutory Liens), securing the payment of the Obligations, and all filings and other actions to be taken pursuant to the terms of the Collateral Documents to perfect and protect such security interest have been duly taken or will be duly made or taken after the Closing Date.
Section 1.7.Designated Senior Indebtedness. The Indebtedness under the Loan Documents and all other Obligations constitute “senior indebtedness” as defined under any Material Debt Documents with respect to Material Debt that is subordinated in right of payment to the Obligations.
Section 1.8.Affected Financial Institution. Neither the Parent Borrower nor any other Loan Party is an Affected Financial Institution.
Section 1.9.Eligible Intellectual Property. As of the date of any Formula Certificate, all Intellectual Property that is identified by the Parent Borrower as Eligible Intellectual Property in such Formula Certificate satisfies in all respects the requirements set forth in the definition of “Eligible Intellectual Property”.
Section 1.10.Eligible Real Property. As of any date of any Formula Certificate, all Real Property that is identified by the Parent Borrower as Eligible Real Property in such Formula Certificate satisfies in all respects the requirements set forth in the definition of “Eligible Real Property”.
Section 1.11.Eligible Equipment.
(t)As of the date of any Formula Certificate, all Equipment that is identified by the Parent Borrower as Eligible Equipment in such Formula Certificate satisfies in all respects the requirements set forth in the definition of “Eligible Equipment”.
(u)The Eligible Equipment of the Loan Parties is maintained at the locations identified on Schedule 5.18 (as such Schedule may be supplemented from time to time pursuant to Section 5.18. Each Loan Party keeps correct and accurate, in all material respects, records itemizing and describing the type and quantity of its Eligible Equipment and the book value thereof.
Section 1.15.Employee and Labor Matters. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there is (a) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against the Parent Borrower or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against the Parent Borrower or its Subsidiaries which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against the Parent Borrower or its Subsidiaries, (c) the hours worked and payments made to employees of the Parent Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, or (d) all material payments due from the Parent Borrower or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Parent Borrower.

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Article 4
Conditions
Section 1.015.Conditions to Closing Date. The obligations of the Lenders to make Loans hereunder on the Closing Date shall be subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions precedent:
(a)The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party, in each case, which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page.
(b)Substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 4.01, the Parent Borrower and its Subsidiaries party thereto shall have entered into the ABL Facility and the Administrative Agent shall have received a counterpart of the ABL Intercreditor Agreement, signed by the ABL Agent and acknowledged by the Loan Parties party thereto.
(c)Subject to Section 5.19 (it being understood that any document required to be delivered pursuant to Section 5.19 shall not constitute a condition precedent under this Section 4.01), the Administrative Agent’s receipt of the following documents each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:
(i)Subject to clause (iv) below, executed counterparts of each other Loan Document from each party thereto signed on behalf of such party, in each case, which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page;
(ii)a Note duly executed by the Borrowers in favor of each Lender requesting a Note at least 3 Business Days prior to the Closing Date;
(iii)[reserved];
(iv)executed counterparts of the Security Agreement signed on behalf of each Loan Party, in each case, which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, together with, to the extent not already delivered to the Administrative Agent (and subject to the ABL Intercreditor Agreement):
(A)To the extent required under the Loan Documents and not previously delivered to the ABL Agent in connection with the ABL Credit Agreement, subject to the final paragraph of this Section 4.01, certificates and instruments representing the Pledged Equity and Pledged Debt referred to therein accompanied by undated stock powers or instruments of transfer executed in blank (it being understood that, with respect to any Pledged Equity or Pledged Debt previously delivered to the ABL Agent, this subclause (A) shall be satisfied by such delivery of such Pledged Equity or Pledged Debt to the ABL Agent to the extent held by the ABL Agent in accordance with the ABL Intercreditor Agreement);
(B)proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may

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deem reasonably necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement;
(C)a Perfection Certificate, duly executed by a Responsible Officer of the Parent Borrower;
(D)copies of Uniform Commercial Code, tax and judgment lien searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business (or as otherwise agreed by the Administrative Agent and the Parent Borrower), none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens); and
(E)IP Security Agreements, in form and substance reasonably satisfactory to the Administrative Agent, covering the items set forth on Schedule IV to the Security Agreement; and
(i)customary certificates of resolutions or other action, customary incumbency certificates and/or other certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party or is to be a party;
(ii)customary documents and certifications evidencing that each Loan Party (A) is duly organized or formed, including certified true and correct copies of the charter of each Loan Party, and each amendment thereto, as in effect on the Closing Date, and (B) is validly existing, in good standing and qualified to engage in business in the jurisdiction of its organization, in form and substance reasonably acceptable to the Administrative Agent;
(iii)a favorable opinion of Cravath, Swaine & Moore LLP, special counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;
(iv)a favorable opinion of (i) Faegre Drinker Biddle & Reath LLP, special Minnesota counsel to the Loan Parties, (ii) Lathrop GPM LLP, special Missouri counsel to the Loan Parties, (iii) Saltzman Mugan Dushoff LLC, special Nevada counsel to the Loan Parties, (iv) Dorsey & Whitney LLP, special California, Montana, Texas and Utah counsel to the Loan Parties and (v) Schwabe, Williamson & Wyatt, P.C., special Oregon counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;
(v)a certificate substantially in the form of Exhibit F from the Chief Financial Officer of the Parent Borrower dated as of the Closing Date and certifying as to the matters set forth therein;
(vi)a certificate signed by a Responsible Officer of the Parent Borrower certifying that the conditions specified in Sections 4.01(e), (h), (i) and (j) have been satisfied; and
(vii)subject to Section 5.19, the Administrative Agent shall have received, with respect to each parcel of Eligible Real Property which is required to be subject to a Lien in favor of the Administrative Agent, each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

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(F)a Mortgage on such property;
(G)evidence that a counterpart of the Mortgage has been recorded in the place necessary, in the Administrative Agent’s judgment, to create a valid and enforceable first priority Lien (subject to Permitted Liens having priority by operation of Law) in favor of the Administrative Agent for the benefit of itself, the Lenders and the other Secured Parties;
(H)ALTA or other mortgagee’s title policy;
(I)an ALTA survey prepared and certified to the Administrative Agent by a surveyor acceptable to the Administrative Agent;
(J)if required by the Administrative Agent, an opinion of counsel in the state in which such parcel of Eligible Real Property is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent;
(K)if any such parcel of Eligible Real Property is determined by the Administrative Agent to be in a “Special Flood Hazard Area” as designated on maps prepared by the Federal Emergency Management Agency, a flood notification form signed by the Parent Borrower and evidence that flood insurance is in place for the building and contents, all in form, substance and amount satisfactory to the Administrative Agent and the Lenders;
(L)Initial Appraisals of the Eligible Real Property; and
(M)an environmental assessment of the Eligible Real Property prepared by an environmental engineer reasonably acceptable to the Administrative Agent, and accompanied by such reports, certificates, studies or data as the Administrative Agent may reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent.
(a)The Administrative Agent shall have received (i) a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flow of the Parent Borrower as of, and for the twelve month period ending on, the last day of the most recently completed four fiscal quarter period ended at least 60 days prior to the Closing Date (or 120 days prior to the Closing Date in case such four fiscal quarter period is the end of the Parent Borrower’s fiscal year), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statements of income and cash flow), (ii) the audited consolidated balance sheets and related statements of income and cash flow of each of the Parent Borrower, the Target and their respective Subsidiaries, in each case as of December 31, 2019, December 31, 2020 and December 31, 2021, with respect to the Target and its Subsidiaries and March 31, 2020, March 31, 2021 and March 31, 2022, with respect to the Parent Borrower and its Subsidiaries (the “Audited Financial Statements”), and (iii) the unaudited consolidated balance sheet of each of the Parent Borrower, the Target and their respective Subsidiaries, in each case as of the end of any subsequent fiscal quarter ended at least 45 days prior to the Closing Date (with respect to the Target, solely to the extent the same has been provided by the Target to the Parent Borrower) (such financial statements described in this clause (iii), the “Unaudited Financial Statements”).
(b)(i) The Specified Acquisition Agreement Representations shall be true and correct to the extent required by the terms of the definition thereof and (ii) the Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided that (A) in the case of any Specified Representation which specifically refers to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (B) if any Specified Representation is qualified by “materiality” or “Material Adverse Effect” or similar terms, (1) for the avoidance of doubt, the definition thereof shall be the

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definition of “Closing Date Material Adverse Effect” for purposes of the making or deemed making of such Specified Representation on, or as of, the Closing Date (or any date prior thereto) and (2) such Specified Representation shall be true and correct (after giving effect to any qualification therein) in all respects as of the respective date or for the respective period, as the case may be.
(c)The Borrowers shall have paid, on or prior to the Closing Date, (i) all fees and expenses required to be paid on the Closing Date pursuant to Section 2.12 hereof and (ii) all other fees and expenses (including the reasonable and documented fees, charges and disbursements of Morgan, Lewis & Bockius LLP) required to be paid pursuant to Section 9.03(a) for which invoices shall have been presented to the Parent Borrower at least 2 Business Day prior to the Closing Date.
(d)The Borrowers shall have provided to the Administrative Agent at least 3 Business Days prior to the Closing Date (i) the documentation and other information that is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, with respect to the Loan Parties to the extent reasonably requested by the Administrative Agent or any Lender at least 10 Business Days prior to the Closing Date, and (ii) to the extent applicable, a Beneficial Ownership Certification with respect to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation to the extent requested by the Administrative Agent or any Lender, in each case, the results of which are reasonably satisfactory to the Administrative Agent and any such Lender.
(e)The Fox Acquisition shall be consummated or, substantially concurrently with the initial funding of the Loans hereunder, in all material respects in accordance with the terms of the Fox Acquisition Agreement, but without giving effect to any amendments, waivers or consents that are materially adverse to the interests of the Lenders or the Arrangers in their respective capacities as such without the prior consent of the Arrangers. After giving effect to the Fox Acquisition, the Target and its subsidiaries shall each be direct or indirect subsidiaries of the Parent Borrower.
(f)Since the date of the Fox Acquisition Agreement, there shall have been no Closing Date Material Adverse Effect.
(g)After giving effect to the Transactions to be consummated on the Closing Date and the “Initial Credit Extension” (under and as defined in the ABL Credit Agreement), ABL Excess Availability shall be not less than $100,000,000.
For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding
Notwithstanding the foregoing, to the extent that the Lien on any Collateral is not or cannot be created or perfected on the Closing Date after the Parent Borrower’s use of commercially reasonable efforts to do so (other than (a) solely with respect to creation, any Lien on the Collateral that may be created by execution and delivery of the Security Agreement by each Loan Party and (b) solely with respect to perfection, (i) any Lien on Collateral that is of the type that may be perfected by the filing of a financing statement under the UCC or customary “short form” intellectual property filings with the United States Patent and Trademark Office or the United States Copyright Office and (ii) any Lien on the Equity Interests of the Subsidiaries of the Parent Borrower that may be perfected on the Closing Date by the delivery to the Administrative Agent or the ABL Agent of a stock or equivalent certificate (other than any such certificates in the possession of the ABL Agent or any of its Affiliates); provided that, to the

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extent any such stock or equivalent certificate of the Target and its Subsidiaries has not been made available to the Parent Borrower prior to the Closing Date in accordance with the terms of the Fox Acquisition Agreement, such stock or equivalent certificate shall not constitute a condition precedent to the availability or initial funding of the Loans on the Closing Date, but may instead be delivered or perfected within the time period set forth in Section 5.19), then the creation and/or perfection of such Lien shall not constitute a condition precedent to the availability or initial funding of the Loans on the Closing Date, but may instead be delivered or perfected within the time period set forth in Section 5.19.
Article 5
Affirmative Covenants
Until the Obligations have been Paid in Full, the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 5.01, 5.02, 5.03 and 5.11) cause each Subsidiary to:
Section 1.016.Financial Statements. The Parent Borrower will furnish to the Administrative Agent (for further distribution to the Lenders):
(a)as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent Borrower (commencing with the fiscal year ended March 31, 2023), an audited consolidated balance sheet of the Parent Borrower and its Subsidiaries as of the end of such fiscal year, and the related audited consolidated statements of comprehensive income, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification (other than any such exception that is expressed solely with respect to, or resulting solely from, a maturity date in respect of any Commitment or Loans that is scheduled to occur within one year from the date of delivery of such opinion); and
(b)as soon as available, but in any event within 45 days (or such longer period (not to exceed 60 days) to the extent an extension has been granted by the SEC with respect to the Parent Borrower’s Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower (commencing with the fiscal quarter ended June 26, 2022), an unaudited consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of comprehensive income, stockholders’ equity and cash flows for such fiscal quarter and for the portion of the Parent Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
The Borrowers shall not be separately required to furnish any information contained in materials furnished pursuant to Section 5.02(b) or under Section 5.01(a) or (b), but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in Sections 5.01(a) and (b) at the times specified therein.
Section 1.02.Certificates; Other Information. The Parent Borrower will furnish to the Administrative Agent prompt written notice of the following:
(c)concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower, (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or

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proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to (x) the Consolidated Leverage Ratio and (y) the ABL Average Excess Availability (based on the most recent ABL Borrowing Base Certificate furnished to the ABL Agent pursuant to the ABL Credit Agreement), (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Parent Borrower and the Subsidiaries most recently theretofore delivered under Section 5.01(a) or (b) (or, prior to the first such delivery, referred to in Section 3.05(b)) that has had or could reasonably be expected to have greater than a de minimis effect on the calculation of the Consolidated Leverage Ratio or any other financial ratio or reporting referred to in this Agreement or on the calculation of the Term Loan Formula Threshold, specifying the nature of such change and the effect thereof on such calculations hereunder;
(d)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Parent Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(e)promptly after the furnishing or receipt thereof (i) copies of any material statement or material report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Material Debt Document and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.02, and (ii) copies of all notices, requests, demands, waivers, forbearances and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Debt Document with respect to any event, development or circumstance that could be adverse in any material respect (including the occurrence of any default) to (A) the Parent Borrower, any Material Subsidiaries or the Parent Borrower and its Subsidiaries taken as a whole or (B) the rights, interests and remedies of the Secured Parties under any of the Loan Documents; and, from time to time upon request by the Administrative Agent, such information and reports regarding such Material Debt Document as the Administrative Agent may reasonably request;
(f)as soon as available and in any event within 30 days after the end of each fiscal year (or such later date as the Administrative Agent may reasonably agree), a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;
(g)promptly and in any event within 5 Business Days after receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any formal investigation or other formal inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries to the extent such disclosure is permitted by applicable Law;
(h)promptly after receipt by any Loan Party or any of its Subsidiaries of any written notice of any Environmental Action against any Loan Party or any of its Subsidiaries of any Environmental Lien against any real property of any Loan Party or its Subsidiaries or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit, in each case that could reasonably be expected to have a Material Adverse Effect, copies of such notice;
(i)as soon as available and in any event within 30 days after the end of each fiscal year (or such later date as the Administrative Agent may reasonably agree), amendments to each Schedule referred to in Section 9 of the Security Agreement and Schedule 3.08(c), Schedule 3.13 and Schedule 5.18 to this Agreement, in each case, to add any additional information or change

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any information required to ensure the representations and warranties contained therein are true and correct in all material respects;
(j)as soon as available, but no later than (x) the 20th day of each month (or, if such day is not a Business Day, the immediately succeeding Business Day) or, during an Increased Reporting Period (as defined in the ABL Credit Agreement), on Wednesday of each week (or, if such day is not a Business Day, the immediately succeeding Business Day) commencing with the first such day to occur following the commencement of any Increased Reporting Period (as defined in the ABL Credit Agreement), a copy of the ABL Borrowing Base Certificate delivered to the ABL Agent, certified by a Responsible Officer of the Parent Borrower to be true, complete and correct in all material respects, together with copies of each of the other reports delivered to the ABL Agent in connection therewith and (y) 20 days after the end of each fiscal quarter, (I) a duly completed Formula Certificate, certified by a Responsible Officer of the Parent Borrower to be true, complete and correct in all material respects and (II) each of the other reports set forth on Schedule 5.02(h) to this Agreement at the times specified therein (and the Parent Borrower agrees to use commercially reasonable efforts to cooperate with the Administrative Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on Schedule 5.02(h));
(k)as soon as available and in any event within 60 days after the end of each fiscal year (or such later date as the Administrative Agent may reasonably agree) copies of the Projections, in form reasonably satisfactory to the Administrative Agent, for the forthcoming year, fiscal quarter by fiscal quarter;
(l)promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary, the Term Loan Formula Threshold or any component thereof, the ABL Borrowing Base or any component thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; and
(m)promptly following any request therefor, such information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 5.01(a) or (b) or Section 5.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (x) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s website on the Internet, if any; or (y) on which such documents are posted on the Parent Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent) or posted on the website of the SEC at http://www.sec.gov/; provided that (A) the Parent Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Parent Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Parent Borrower shall notify the Administrative Agent (by telecopier or electronic email) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery to it or maintaining its copies of such documents.
Section 1.017.Notices. Promptly after any Responsible Officer obtaining knowledge thereof, notify the Administrative Agent:
(n)of the occurrence of any Default or Event of Default;

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(o)(i) of any Environmental Action that has resulted or could reasonably be expected to result in a Material Adverse Effect and (ii) of any other matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(p)of the occurrence of any ERISA Event;
(q)of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary; and
(r)of all actions, suits, or proceedings brought against the Parent Borrower or any of its Subsidiaries before any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.
Each notice pursuant to this Section 5.03, other than notices under clause (d) above, shall be accompanied by a statement of a Responsible Officer of the Parent Borrower setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 5.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
Section 1.04.Payment of Taxes. Pay and discharge as the same shall become due and payable, all its tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary and (b) the failure to so pay or discharge could not in the aggregate reasonably be expected to result in tax liabilities in excess of $5,000,000 unless such liabilities are otherwise subject to a Permitted Protest.
Section 1.05.Preservation of Existence; Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 6.04 or 6.05; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in each case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 1.06.Maintenance of Properties. Subject to Section 6.05, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 1.07.Maintenance of Insurance.
(s)Maintain insurance with financially sound and reputable insurance companies covering such liabilities, losses or damages, and in such amounts, as is customarily carried by Person engaged in the same or similar businesses that are similarly situated and located. Subject to the last paragraph of Section 4.01 with respect to delivery of endorsements with respect to insurance policies in effect on the Closing Date, all property insurance policies are to be made payable to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and such other provisions reasonably sufficient to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to the Administrative Agent promptly (but in any event within 15 Business Days of the issuance or applicable amendment of any insurance policy), with lender’s loss payable and additional insured endorsements, as applicable, in favor of the Administrative Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to the Administrative Agent of the exercise of any right of cancellation; provided,

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that such prior written notice shall not be required with respect to any insurance policy (other than a property insurance policy) to the extent the relevant insurer does not provide such written notice. If the Parent Borrower or any of its Subsidiaries fails to maintain such insurance, the Administrative Agent may, with prior notice to the Parent Borrower, arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.
(t)If at any time the improvement(s) located on any Eligible Real Property is located in a Special Flood Hazard Area or otherwise determined by the Administrative Agent to be in a flood zone, the Loan Parties shall obtain and thereafter maintain flood insurance in an amount no less than as required to ensure compliance with the National Flood Insurance Program as set forth in the Flood Laws. Following the date of inclusion of any Eligible Real Property in the Collateral for which flood insurance would be required as set forth above, the Parent Borrower shall deliver to the Administrative Agent annual renewals of the flood insurance policy or annual renewals of a force-placed flood insurance policy.
Section 1.018.Compliance with Laws. Comply in all material respects with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
Section 1.019.Books and Records. (a) Maintain proper books of record and account, in which entries that are full, true and correct entries in all material respects and in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of such Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or such Subsidiary, as the case may be.
Section 1.10.Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender at the Lender’s own expense to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (subject to applicable governmental confidentiality and secrecy laws and requirements), and to discuss its affairs, finances and accounts with its directors and officers and to use commercially reasonable efforts to make its independent public accountants available to discuss its affairs, finances and accounts, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 5.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default; provided, further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. For the avoidance of doubt, this Section 5.10 does not govern field examinations or inventory appraisals, which are governed by Section 5.16.
Section 1.11.Use of Proceeds. The proceeds of the Term Loans shall be used on the Closing Date to (i) finance a portion of the “Purchase Price” (under and as defined in the Fox Acquisition Agreement) in connection with the Fox Acquisition, (ii) pay Transaction Costs incurred in connection with the Fox Acquisition and (iii) consummate the Refinancing; provided, for the avoidance of doubt, that (A) no part of the proceeds of the Loans made to the Borrowers hereunder will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Federal Reserve Board and no part of the proceeds of any Loan will be used, directly or indirectly, to fund or finance any transaction that is

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prohibited by Sanctions or in any manner which would result in the Parent Borrower or any of its Subsidiaries being in breach of Sanctions or becoming a Restricted Party, or in any other manner that would result in a violation of Sanctions by any Person, (B) no part of the proceeds of any Loan will be used, directly or indirectly, to fund or finance any transaction that is prohibited by Sanctions or in any manner which would result in the Parent Borrower or any of its Subsidiaries being in breach of Sanctions or becoming a Restricted Party, or in any other manner that would result in a violation of Sanctions by any Person, and (C) no part of the proceeds of any Loan will be used, directly or indirectly, for any purpose which would breach any Anti-Corruption and Anti-Money Laundering Law.
Section 1.12.Covenant to Guarantee Obligations and Give Security.
(u)Upon (x) the request of the Administrative Agent following the occurrence and during the continuance of a Specified Event of Default or (y) (i) the delivery of the report (the “Collateral Report”) required to be delivered pursuant to Section 5.02(g) indicating new Collateral or locations or the formation or acquisition of any new direct or indirect Domestic Subsidiary that is a Material Subsidiary (other than an Excluded Subsidiary) or (ii) the delivery of a Compliance Certificate indicating that a Domestic Subsidiary previously determined to be an Immaterial Subsidiary or an Excluded Subsidiary is no longer an Immaterial Subsidiary or an Excluded Subsidiary, as applicable, then the Borrowers shall, in each case at the Borrowers’ expense:
(i)in connection with the formation or acquisition of a Domestic Subsidiary that is a Material Subsidiary (other than an Excluded Subsidiary) or the determination that any Domestic Subsidiary previously determined to be an Immaterial Subsidiary or an Excluded Subsidiary is no longer an Immaterial Subsidiary or an Excluded Subsidiary, as applicable, within 20 Business Days (or such later date as the Administrative Agent shall agree in its sole discretion) after the delivery of the Collateral Report or Compliance Certificate, request, or the acquisition or formation of such Subsidiary, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary that is the Parent Borrower or a Domestic Subsidiary and not an Excluded Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents;
(ii)within 20 Business Days (or such later date as the Administrative Agent shall agree in its sole discretion) after such request or the consummation of such acquisition or formation or after the delivery of the Collateral Report or such Compliance Certificate, duly execute and deliver, and cause each such new Loan Party to duly execute and deliver, to the Administrative Agent pledges, assignments, Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, including delivery of all Pledged Equity in and of such Subsidiary, and other instruments of the type specified in Sections 4.01(c)(iv) and (v), securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties;
(iii)within 20 Business Days (or such later date as the Administrative Agent shall agree in its sole discretion) after such request or the consummation of such acquisition or after the delivery of the Collateral Report or such Compliance Certificate, take, and cause such new Loan Party to take, whatever action (including the filing of UCC financing statements) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) a perfected security interest having the priority set forth in the ABL Intercreditor Agreement (subject to Permitted Liens) (or, after the repayment in full of the ABL Facility, having a first priority Lien (subject to Permitted Liens having priority by operation of Law)) on the properties purported to be subject to the pledges, assignments, Security Agreement Supplements and security

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agreements delivered pursuant to this Section 5.12, enforceable against all third parties in accordance with their terms;
(iv)within 20 Business Days (or such later date as the Administrative Agent shall agree in its sole discretion) after such request or the consummation of such acquisition or formation or after the delivery of the Collateral Report or such Compliance Certificate, deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the Loan Documents contained in clauses (i), (ii) and (iii) above; and
(v)promptly execute and deliver any and all further instruments and documents and take all such other actions as required by the Security Agreement and at any time and from time to time as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, Security Agreement Supplements and security agreements.
(v)Any Subsidiary or Excluded Joint Venture that is not a Guarantor that becomes a guarantor with respect to any Material Debt of any Loan Party shall comply with Section 5.12(a) as if it were a newly formed Domestic Subsidiary of a Loan Party; provided that, other than with respect to assets included in the determination of the Term Loan Formula Threshold, no actions in any jurisdiction outside of the United States, documents governed by foreign law or action are necessary to create or perfect any security interest in assets located or titled outside of the United States shall be required.
Section 1.13.Further Assurances. Promptly upon the reasonable request by the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation of any Loan Document, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
Section 1.14.Preparation of Environmental Reports. At the request of the Administrative Agent, reasonably promptly after the Administrative Agent shall have obtained knowledge of any circumstances that has the reasonable likelihood of the Parent Borrower or any of the Subsidiaries incurring any Environmental Liability that could reasonably be expected to result in a Default or a Material Adverse Effect as a result of any information provided under Section 5.02(f) or in or Section 5.03(a) or (b) hereunder or through other publicly available information filed with the SEC, the Borrowers shall provide to the Lenders within 60 days after such request (or such later date as the Administrative Agent may agree in its sole discretion), at the expense of the Borrowers, an environmental site assessment report of a scope that is reasonable under the circumstances for any of its properties described in such request that are the subject matter associated with such Default or Material Adverse Effect, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating, if relevant to such matter, the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such

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properties; without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and each Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant reasonable access at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment subject to government approvals, if such approvals are required. The Borrowers shall take all reasonable steps to obtain any such required government approvals. Each Loan Party will, and will cause each of its Subsidiaries to keep any property either owned or operated by any Loan Party or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, in each case, except as could not reasonably be expected to result in a Material Adverse Effect.
Section 1.15.OFAC; Sanctions and Anti-Corruption and Anti-Money Laundering Laws. Conduct its business in compliance with all applicable Sanctions and Anti-Corruption and Anti-Money Laundering Laws. The Parent Borrower, on behalf of itself and its Subsidiaries, shall implement and maintain in effect policies and procedures designed to promote and achieve compliance by the Parent Borrower and its Subsidiaries and their respective directors, officers, employees and agents with all applicable Sanctions and Anti-Corruption and Anti-Money Laundering Laws. Neither the Parent Borrower nor any of its Subsidiaries shall fund any payment under this Agreement or any other Loan Document with proceeds derived from a transaction prohibited by Sanctions or Anti-Corruption and Anti-Money Laundering Laws or any manner that would cause the Parent Borrower or any of its Subsidiaries to be in breach of Sanctions or Anti-Corruption and Anti-Money Laundering Laws.
Section 1.16.Field Examinations and Collateral Appraisals. The Parent Borrower and the Subsidiaries will permit the Administrative Agent and any Persons designated by the Administrative Agent (including any consultants, accountants and appraisers retained by the Administrative Agent) to conduct, at the Loan Parties’ expense, appraisals of Eligible Equipment, Eligible Intellectual Property and Eligible Real Property relating to the Parent Borrower’s computation of the Term Loan Formula Threshold, all at such time or times as may be requested by the Administrative Agent in its Permitted Discretion; provided that, notwithstanding anything to the contrary in Section 9.03 or any other Loan Document, (i) no more than one appraisal each of Eligible Equipment and Eligible Intellectual Property and one appraisal of each parcel of Eligible Real Property in any calendar year shall be at the expense of the Loan Parties, (ii) after the occurrence of and during the occurrence of an Event of Default, all appraisals shall be at the expense of the Loan Parties, and (iii) in the event that the Parent Borrower or any Subsidiary shall have consummated an Acquisition, without limitation of the foregoing, the Parent Borrower may request that the Administrative Agent conduct or cause to be conducted (and, commercially and reasonably promptly upon such request, the Administrative Agent shall commence or cause to be commenced) appraisals with respect to the Eligible Equipment, Eligible Intellectual Property and/or Eligible Real Property acquired by the Loan Parties as a result thereof, and any appraisals shall be at the expense of the Loan Parties (and shall not count towards the limit set forth in the immediately preceding proviso). For the avoidance of doubt, the Administrative Agent may conduct appraisals in addition to those set forth in the immediately preceding sentence, but such additional appraisals shall not be at the expense of the Loan Parties. For purposes of this paragraph, it is understood and agreed that a single appraisal may be conducted at multiple relevant sites and involve one or more Loan Parties and their assets. Further, the Borrowers agree to use commercially reasonable efforts to provide the Administrative Agent, its advisors and consultants, sufficient access and relevant information relating to the Term Loan Priority Collateral to the extent requested by the Administrative Agent, as soon as commercially reasonable, to complete the Initial Appraisals. Each Borrower acknowledges that the Administrative Agent, after exercising its rights under this Section, may prepare and distribute to the Lenders certain reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.

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Section 1.17.Deposit Accounts; Securities Accounts. Subject in all respects to the ABL Intercreditor Agreement:
(w)The Loan Parties will maintain their primary depository and treasury management relationships with the Administrative Agent, another Lender or one or more of their respective Affiliates (or a Person that was the Administrative Agent, a Lender or one of their respective Affiliates as of the date such relationship was entered into) at all times during the term of the Agreement.
(x)The Loan Parties shall, at all times, maintain cash management arrangements and procedures reasonably satisfactory to the Administrative Agent (it being understood and agreed that the cash management arrangements required by the ABL Credit Agreement, as supplemented by Section 5.17(e), are reasonably satisfactory to the Administrative Agent).
(y)The Parent Borrower shall, and shall cause the other Loan Parties to, cause each Deposit Account (excluding any Excluded Deposit Account) of a Loan Party and each Securities Account (excluding any Excluded Securities Account) of a Loan Party to be subject to a Control Agreement (i) within 120 days in the case of any Deposit Account or Securities Account acquired as part of a Permitted Acquisition, with such period being deemed to begin on the date of the acquisition of such Deposit Account or Securities Account or (ii) within 30 days in the case of any Deposit Account or Securities Account created after the Closing Date, with such period deemed to begin on the date of the creation of such Deposit Account or Securities Account (or, in each case, such longer periods as the Administrative Agent may agree in its reasonable discretion).
(z)So long as no Default or Event of Default has occurred and is continuing and subject to compliance with Section 5.17(a) of this Agreement, the Parent Borrower may amend Schedule 5.17 to add or replace a bank or securities intermediary and shall upon such addition or replacement provide to the Administrative Agent an amended Schedule 5.17; provided, however, that, other than in the case of Deposit Accounts or Securities Accounts acquired as part of a Permitted Acquisition, (i) such prospective bank or securities intermediary shall be satisfactory to the Administrative Agent in its Permitted Discretion (it being understood that any prospective bank or securities intermediary that is a Lender on the Closing Date or an Affiliate of such a Lender shall be deemed to be satisfactory to the Administrative Agent in its Permitted Discretion), and (ii) prior to the time of the opening of such Deposit Account (excluding any Excluded Deposit Account) or Securities Account (excluding any Excluded Securities Account), the applicable Loan Party, the applicable bank or securities intermediary, the ABL Agent and the Administrative Agent shall have executed and delivered a Control Agreement. Each Loan Party shall close any of its Deposit Accounts and Securities Account as promptly as practicable and in any event within 120 days after notice from the Administrative Agent that (x) the operating performance, funds transfer, or availability procedures or performance of such bank or securities intermediary with respect to any Control Agreement or any control agreement unrelated to this Agreement is no longer acceptable in the Administrative Agent’s Permitted Discretion or (y) the Administrative Agent’s liability under any Control Agreement with such bank or securities intermediary is no longer acceptable in the Administrative Agent’s Permitted Discretion.
(aa)Subject to Section 5.19, the Loan Parties shall have established the Term Loan Priority Account (subject to a Control Agreement in favor of the Administrative Agent). Upon Administrative Agent’s reasonable request, or automatically following the occurrence and during the continuance of any Event of Default, and subject to the terms and any applicable limitation language contained in the Loan Documents (including, without limitation, any reinvestment rights set forth in Section 2.11(b)), all net proceeds of Term Loan Priority Collateral shall be remitted to the Term Loan Priority Account. The funds on deposit in the Term Loan Priority Account shall, subject to the terms of the ABL Intercreditor Agreement and the applicable Control Agreement, be applied in accordance with this Agreement. Except when a Default or an Event of Default has occurred and is continuing or during any period when the Administrative Agent is exercising rights and remedies pursuant to this Agreement or any other Loan Document,

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the Loan Parties may withdraw the funds on deposit in the Term Loan Priority Account at any time and for any reason not prohibited hereunder.
Section 1.12.Equipment.
(ab)The Parent Borrower shall, and shall cause each Loan Party to, use their commercially reasonable efforts to obtain a Collateral Access Agreement with respect to each location from time to time set forth on Schedule 5.18 that is a leased real property where any Eligible Equipment is located or where any warehouseman, bailee or consignee has possession of any Eligible Equipment, and in each case such Eligible Equipment, in the aggregate, has a book value in excess of $10,000,000 (i) in the case of any such location set forth on such Schedule 5.18 on the Closing Date, as promptly as reasonably practicable after the Closing Date and, in any event, within 60 days after the Closing Date (or such later date as the Administrative Agent shall agree in its sole discretion) and (ii) in the case of any such location added to such Schedule 5.18 after the Closing Date pursuant to clause (b) below where Eligible Equipment with an aggregate book value in excess of $10,000,000 is located, as promptly as reasonably practicable thereafter and, in any event, within 60 days thereafter (or such later date as the Administrative Agent shall agree in its sole discretion).
(ac)The Loan Parties shall maintain their Eligible Equipment (other than immaterial amounts of Eligible Equipment) solely at one or more locations set forth on Schedule 5.18; provided that the Loan Parties may also maintain their Eligible Equipment at such other locations in the United States as may have been specified in writing by the Parent Borrower to the Administrative Agent, which notice (i) contains all the information with respect to such location contemplated to be provided with respect to a location by Schedule 5.18 (and, upon delivery of such notice, Schedule 5.18 shall be deemed to have been supplemented to set forth each such newly specified location) and (ii) in the case of any such location that is not owned in fee by the Loan Parties, is accompanied by a copy of the warehouse, fulfillment, distribution or other bailee agreement governing the maintenance of Eligible Equipment by the applicable Loan Party at such location. On Schedule 5.18, the Parent Borrower shall identify the locations for which a Collateral Access Agreement is required hereunder and the locations for which a Collateral Access Agreement is not required hereunder.
Section 1.18.Post-Closing Covenants. Within the time periods set forth on Schedule 5.19 (or such later period agreed to by the Administrative Agent in its sole discretion), the Borrowers shall, and shall cause their Subsidiaries to, in each case in form and substance satisfactory to the Administrative Agent take the actions set forth on Schedule 5.19.
Article 6
Negative Covenants
Until the Obligations have been Paid in Full, the Borrowers shall not, nor shall they permit any Subsidiary to, directly or indirectly:
Section 1.020.Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:
(a)Liens created pursuant to any Loan Document;
(b)Liens existing on the Closing Date and listed on Schedule 6.01(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the property covered thereby is not changed other than the addition of proceeds, products, accessions and improvements to such property on customary terms, (ii) the amount of the obligations secured thereby is not increased except, in respect of Indebtedness, if permitted by Section 6.02(d), (iii) no additional Loan Party shall become a direct or contingent obligor of the obligations secured thereby and (iv) any modification, replacement, renewal or extension of the obligations secured or benefited thereby is permitted by Section 6.02(d);

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(c)Liens for taxes, assessments or governmental charges which are not yet due, which have become due but are not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; provided that the aggregate amount secured by Liens permitted under this clause (c) does not exceed $5,000,000 in the aggregate unless subject to a Permitted Protest;
(d)landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)pledges or deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety bonds (other than bonds related to judgments or litigation), construction bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)easements, rights-of-way, zoning, encroachments, protrusions and similar restrictions and other similar encumbrances or title defects which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and, with respect to any Eligible Real Property, also do not secure any monetary obligations;
(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h) or securing appeal or other surety bonds related to such judgments;
(i)Liens securing Indebtedness permitted under Section 6.02(f); provided that (i) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and products thereof, (ii) the principal amount of the Indebtedness secured thereby does not exceed the cost of the property being acquired, constructed or improved on the date such Indebtedness is incurred and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases (except for accessions to such assets); provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(j)Liens on property of a Person existing at the time such Person is acquired, merged into or consolidated with the Parent Borrower or any Subsidiary of the Parent Borrower or becomes a Subsidiary of the Parent Borrower or on any property acquired, in each case, in connection with any Acquisition permitted under Section 6.03(f); provided that (A) such Liens were not created in contemplation of such merger, consolidation or Investment, (B) such Liens do not extend to any assets other than those of the Person acquired, merged into or consolidated with the Parent Borrower or such Subsidiary, (C) such Liens do not extend to Collateral unless otherwise permitted under another clause of this Section 6.01 and (D) the obligations secured thereby are permitted under Section 6.02(h);
(k)(i) Liens created by any Loan Party in favor of any other Loan Party and (ii) Liens created by any Subsidiary that is not a Loan Party in favor of the Parent Borrower or any other Subsidiary;
(l)other Liens securing obligations outstanding in an aggregate amount not to exceed $50,000,000; provided that such Liens shall be (i) junior and subordinate to the

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Administrative Agent’s Liens as a matter of law or (ii) junior and subordinate to the Administrative Agent’s Liens on such Collateral pursuant to an intercreditor agreement on terms and conditions acceptable to the Administrative Agent; provided, further, to the extent such Liens are on Collateral included in determination of the Term Loan Formula Threshold or the ABL Borrowing Base, such Liens shall not secure any Indebtedness for borrowed money;
(m)Liens on any segregated and identifiable proceeds of any assets subject to a Lien permitted by the foregoing clauses of this Section 6.01 to the extent the documents governing such Liens expressly provide therefor or such Liens arise as a matter of law;
(n)Liens arising solely by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
(o)Liens on assets of a Foreign Subsidiary that do not constitute Collateral and which secure Indebtedness or other obligations of such Foreign Subsidiary (or of another Foreign Subsidiary) that are permitted to be incurred under this Agreement; and
(p)Liens on property of the Loan Parties to secure Indebtedness permitted by Section 6.02(l) and other Obligations (as defined in the ABL Credit Agreement); provided, that such Liens shall be subject to the ABL Intercreditor Agreement.
Notwithstanding anything herein or any other Loan Document to the contrary, the Borrowers shall not, nor shall they permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any consensual Lien, other than Liens permitted pursuant to Sections 6.01(c), (d), or (i), upon the Real Property located at either (i) 1 Vista Way, Anoka, Minnesota 55303 or (ii) 2592 Arkansas Highway 15, N. Lonoke, Arkansas 72806.
Section 1.08.Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(q)Indebtedness under the Loan Documents and the other Obligations;
(r)Indebtedness of the Parent Borrower under the Senior Notes and guarantees thereof by the Guarantors and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the accrued and unpaid interest thereon, any premium paid and fees and expenses incurred in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
(s)so long as (i) no Default is continuing or would result therefrom and (ii) after giving pro forma effect to the incurrence thereof, the Borrowers shall be in compliance with the Consolidated Leverage Ratio as set forth in Section 6.10(a), Indebtedness of any Loan Party in the aggregate amount for all Loan Parties not to exceed $350,000,000 that (A) is unsecured or subordinated in right of payment to the Obligations on terms and conditions that are reasonably satisfactory to the Administrative Agent, (B) has a scheduled maturity no earlier than the date that is 91 days after the Maturity Date, (C) has no scheduled amortization or redemption (including at the option of the holders thereof) except customary provisions for offers to purchase upon a change of control or an asset sale, (D) has covenants and defaults that are customary for similar Indebtedness in light of then prevailing market conditions and (E) which may be guaranteed by the Loan Parties (if applicable, on the same subordination terms) as in clause (A) above; provided, that if such Indebtedness is to be in the form of subordinated Indebtedness convertible into common Equity Interests of the Parent Borrower, such convertible Indebtedness may have customary conversion and voluntary or mandatory redemption provisions for convertible debt securities which may be payable in (x) common Equity Interests of the Parent Borrower at any time or (y) in cash only if exercisable by the Parent Borrower or the holders thereof after a date that is 6 months after the Maturity Date;

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(t)Indebtedness outstanding on the Closing Date and listed on Schedule 6.02(d) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the accrued and unpaid interest thereon, any premium paid and fees and expenses incurred in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; provided, further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), covenants and events of default in the documentation governing any such extending, refunding or refinancing Indebtedness shall not be materially less favorable, taken as a whole, to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being extended, refunded or refinanced;
(u)(i) Guarantees of the Parent Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Parent Borrower or any Subsidiary and (ii) unsecured Indebtedness (A) of any Loan Party owing to any other Loan Party, (B) of any Subsidiary that is not a Loan Party owed to (1) any other Subsidiary that is not a Loan Party or (2) any Loan Party in respect of an Investment permitted under Section 6.03(b) and (C) of any Loan Party to any Subsidiary which is not a Loan Party; provided that all such Indebtedness of any Loan Party in this clause (e)(ii)(C) must be expressly subordinated to the Obligations pursuant to an Intercompany Subordination Agreement;
(v)Indebtedness in respect of Capitalized Leases, Synthetic Leases and purchase money obligations for fixed or capital assets acquired, constructed or improved within the limitations set forth in Section 6.01(i); provided, however, that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed $50,000,000;
(w)obligations in respect of surety bonds and similar instruments (excluding letters of credit, bank guaranties and bankers’ acceptances) incurred in the ordinary course of business;
(x)Indebtedness (including, for the avoidance of doubt, any earn-outs that constitute Indebtedness) assumed in connection with or resulting from any Acquisition permitted under Section 6.03(f); provided that (i) such Indebtedness was not created or incurred in contemplation of or in connection with such Acquisition (other than any earn-outs), (ii) the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $50,000,000 (in the aggregate for the Parent Borrower and all Subsidiaries); provided that for purposes of determining the amount of any uncapped earn-out included in Indebtedness for purposes of this $50,000,000 limitation, such calculation shall be made in the reasonable determination of Parent Borrower and (iii) no Liens will be incurred, assumed, or would exist on acquired Collateral of the Loan Parties as a result of the assumption of such Indebtedness unless otherwise permitted under Section 6.01(j) (or any other clause of Section 6.01 as described in Section 6.01(j));
(y)Indebtedness of Foreign Subsidiaries not guaranteed by any Loan Party incurred or assumed in connection with, or resulting from, an Acquisition permitted under Section 6.03(f) in an aggregate principal amount outstanding at any time not to exceed $250,000,000;
(z)Indebtedness not otherwise permitted by this Section 6.02 in an aggregate principal amount outstanding at any time not to exceed $50,000,000;
(aa)Indebtedness incurred in connection with Swap Contracts not prohibited under Section 6.14;
(ab)(i) Indebtedness of the Loan Parties in respect of the ABL Facility; provided, that the principal amount of the Indebtedness outstanding at any time pursuant to this clause (l) shall not exceed the sum of (x) $600,000,000 and (y) the aggregate amount of Revolving Credit Commitment Increases (as defined in the ABL Credit Agreement) (in an aggregate amount not to exceed $150,000,000) and (ii) any Permitted Refinancing thereof; provided, further, that the Indebtedness described in this clause (l) shall at all times be subject to the ABL Intercreditor Agreement; and

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(ac)Indebtedness of the Loan Parties in respect of Bank Product Obligations (as defined in the ABL Credit Agreement); provided that such Indebtedness shall at all times be subject to the ABL Intercreditor Agreement.
Section 1.021.Investments. Make or hold any Investments, except:
(ad)Investments held by the Parent Borrower or a Subsidiary in the form of cash or Cash Equivalents; provided that notwithstanding any other provision of this Agreement or any other Loan Document, no more than $10,000,000 in the aggregate shall be held in Deposit Accounts or Securities Accounts owned by the Loan Parties outside the United States;
(ae)(i) Investments of the Parent Borrower in any Loan Party, (ii) Investments of any Loan Party in any other Loan Party, (iii) Investments by Subsidiaries that are not Loan Parties in any Loan Party or any other Subsidiary, (iv) Investments existing on the Closing Date by any Loan Party in any Subsidiary that is not a Loan Party and (v) Investments by any Loan Party in any Subsidiary that is not a Loan Party; provided that (x) Investments under this clause (b)(v) shall not at any time exceed $25,000,000 plus the amount of advances made in the ordinary course of business of such Loan Party to cover matters of such Subsidiary that are treated as expenses for such Subsidiary for accounting purposes and that are made in the ordinary course of business of such Subsidiary and (y) immediately before and immediately after giving pro forma effect to any such Investment, no Default shall have occurred and be continuing;
(af)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(ag)Investments existing on the Closing Date and set forth on Schedule 6.03(d) and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.03;
(ah)Investments in Swap Contracts in the ordinary course of business not prohibited under Section 6.14;
(ai)Investments consisting of Permitted Acquisitions;
(aj)Investments made in cash by the Parent Borrower and its Subsidiaries not otherwise permitted under this Section 6.03 in an aggregate amount not to exceed $50,000,000; provided that, with respect to each Investment made pursuant to this Section 6.03(g):
(i)such Investment shall be in Persons, property and assets that comply with Section 6.07;
(ii)any determination of the amount of such Investment shall include all cash consideration and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto) paid by or on behalf of the Parent Borrower and its Subsidiaries in connection with such Investment; and
(iii)immediately before and immediately after giving pro forma effect to any such Investment, no Default shall have occurred and be continuing;
(ak)Investments by the Parent Borrower in respect of, including by way of any contributions to, any employee benefit, pension or retirement plan, including any Pension Plan or Multiemployer Plan;

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(al)Investments in connection with the Transactions;
(am)Guarantees permitted by Section 6.02; and
(an)other Investments (other than Acquisitions) by the Parent Borrower and its Subsidiaries not otherwise permitted by this Section 6.03; provided that, immediately before and immediately after giving pro forma effect to such Investment, the Consolidated Leverage Ratio shall not exceed 2.50:1.00.
Section 1.01.Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of a Person, except that, so long as no Default exists or would result therefrom:
(ao)(i) any Borrower may merge or consolidate with any other Borrower; provided that when a Borrower is merging or consolidating with the Parent Borrower, the Parent Borrower is the continuing or surviving Person, and (ii) any Subsidiary may merge or consolidate with (A) any Borrower, so long as a Borrower is the continuing or surviving Person, or (B) if such Subsidiary is not a Borrower, any one or more other Subsidiaries that is not a Borrower; provided that when any Loan Party (other than a Borrower) is merging or consolidating with another Subsidiary, a Loan Party shall be the continuing or surviving Person unless at the time of such merger or consolidation an Investment in an amount equal to the fair market value of the applicable Loan Party would be permitted to be made under Section 6.03 and immediately before and immediately after giving pro forma effect to any such merger or consolidation, no Default shall have occurred and be continuing;
(ap)(i) any Guarantor may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Loan Party and (ii) any Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Borrower;
(aq)any Subsidiary which is not a Loan Party may Dispose of all or substantially all its assets to (i) another Subsidiary which is not a Loan Party or (ii) to a Loan Party (including, for the avoidance of doubt, as a result of a Disposition which is in the nature of a liquidation);
(ar)in connection with any Acquisition permitted under Section 6.03(f), any Subsidiary of the Parent Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;
(as)any Subsidiary may engage in transactions in connection with the Transactions; and
(at)any Borrower or any Subsidiary may make any Disposition permitted by Section 6.05 (other than Section 6.05(e)(i)).
Section 1.022.Dispositions. Make any Disposition, except (subject, for the avoidance of doubt, to Section 2.11):
(au)Dispositions of (i) obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business or (ii) property which the Parent Borrower in good faith determines is no longer used or useful in the conduct of the business of the Parent Borrower and its Subsidiaries;
(av)Dispositions of Inventory and immaterial assets in the ordinary course of business;
(aw)Dispositions of property, provided that (i) immediately before and immediately after giving pro forma effect to any such Disposition, the Consolidated Leverage Ratio shall not

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exceed 2.50:1.00, and (ii) the proceeds of any Disposition consisting of Collateral are subject to Section 2.11(b); provided, further, that, in the case of any Disposition (or series of related Dispositions) of Term Loan Priority Collateral of a Loan Party under this clause (c) with an aggregate fair market value in excess of $50,000,000, the Parent Borrower shall have delivered to the Administrative Agent a completed Formula Certificate calculating and certifying the Term Loan Formula Threshold giving pro forma effect to such Disposition as if effected immediately prior to such date of determination;
(ax)Dispositions of property by (i) any Borrower to any Guarantor or another Borrower and (ii) any Subsidiary to any Borrower or to a wholly-owned Subsidiary; provided that for Dispositions described in clause (ii) above, if the transferor of such property is a Loan Party, to the extent such transaction constitutes an Investment, such transaction is permitted under Section 6.03; and provided further that, in the case of any Disposition (or series of related Dispositions) of Term Loan Priority Collateral of a Loan Party to a non-Loan Party under this clause (d) with an aggregate fair market value in excess of $50,000,000, the Parent Borrower shall have delivered to the Administrative Agent a completed Formula Certificate calculating and certifying the Term Loan Formula Threshold giving pro forma effect to such Disposition as if effected immediately prior to such date of determination;
(ay)(i) Dispositions permitted by Section 6.04 (other than Section 6.04(f)) and (ii) the grant of any Lien permitted by Section 6.01;
(az)(i) Dispositions of cash or Cash Equivalents not otherwise prohibited by this Agreement or any other Loan Document and (ii) Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;
(ba)Non-exclusive licenses of IP Rights in the ordinary course of business;
(bb)concurrently with the acquisition of any fixed or capital assets, the sale and leaseback thereof so long as such lease is an operating lease and such acquisition, sale and leaseback transaction was entered into in order to obtain favorable governmental pricing of such assets; and
(bc)Dispositions by the Parent Borrower and its Subsidiaries not otherwise permitted under this Section 6.05; provided that (i) at the time of the entry into the definitive agreement for such Disposition, no Default shall exist, (ii) the price for such asset shall be paid to the Parent Borrower or such Subsidiary for at least 75% cash consideration, (iii) in the case of any Disposition (or series of related Dispositions) of Term Loan Priority Collateral of a Loan Party with an aggregate fair market value in excess of $50,000,000, the Parent Borrower shall have delivered to the Administrative Agent a completed Formula Certificate calculating and certifying the Term Loan Formula Threshold giving pro forma effect to such Disposition as if effected immediately prior to such date of determination, (iv) immediately before and immediately after giving pro forma effect to such Disposition, the Consolidated Leverage Ratio shall not exceed 2.50:1.00, and (v) upon the consummation of the Disposition 100% of the Net Cash Proceeds received in connection with such Disposition are applied in accordance with Section 2.11(b);
provided, however, that (x) any Disposition pursuant to Section 6.05(a)(ii), Sections 6.05(b) through Section 6.05(f) (other than Section 6.05(d) and Section 6.05(e)(ii)) shall be for fair market value, (y) any Disposition of Equity Interests in a Subsidiary pursuant to Section 6.05(i) resulting in a Joint Venture shall only be permitted to the extent that the fair market value of the remaining Equity Interests in such Joint Venture is an Investment permitted under Sections 6.03(g) or 6.03(k), and (z) any Disposition of assets to another Person pursuant to Section 6.05(i) the consideration for which are Equity Interests or other interests of another Person resulting in a Joint Venture, shall only be permitted to the extent the fair market value of such assets would constitute an Investment permitted under Section 6.03(g) or (k); provided, further, that no assets shall be Disposed of under Section 6.05(i) in connection with an asset securitization transaction.

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Section 1.09.Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(bd)each Subsidiary (including, for the avoidance of doubt, any Borrower) may make Restricted Payments to the Parent Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Parent Borrower and any Subsidiary and to each other owner of capital stock or other Equity Interests of such Subsidiary on a pro rata basis based on their relative ownership interests);
(be)each Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(bf)each Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and
(bg)the Parent Borrower may make Restricted Payments so long as (i) the Material Debt Documents then outstanding, if any, would permit such Restricted Payment and (ii) immediately before and immediately after giving pro forma effect to such Restricted Payment, the Consolidated Leverage Ratio shall not exceed 2.50:1.00;
Section 1.023.Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Parent Borrower and its Subsidiaries on the Closing Date or any business reasonably similar, incidental or complementary thereto and reasonable extensions thereof.
Section 1.024.Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Parent Borrower or such Subsidiary as would be obtainable by the Parent Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among any Loan Parties and transactions between and among Subsidiaries that are not Loan Parties, (b) Restricted Payments permitted to be made pursuant to Section 6.06, (c) issuances of securities or other payments pursuant to, or the funding of, employment arrangements, indemnification agreements, stock options and stock ownership plans approved by the board of directors of the Parent Borrower or such Subsidiary, (d) the grant of stock options or similar rights to employees and directors of the Parent Borrower and its Subsidiaries pursuant to plans approved by the board of directors of the Parent Borrower, (e) loans or advances to employees in the ordinary course of business in accordance with past practices of the Parent Borrower and its Subsidiaries to the extent permitted under Section 6.03, but in any event not to exceed $5,000,000 in the aggregate outstanding at any one time, (f) the payment of reasonable fees and expenses and the provision of customary indemnities to directors of the Parent Borrower and its Subsidiaries who are not employees of the Parent Borrower or its Subsidiaries and (g) the Transactions.
Section 1.025.Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document and the ABL Credit Agreement or any other ABL Facility Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrowers or any Guarantor or to otherwise transfer property to or to make Investments in the Borrowers or any Guarantor, except for (A) any agreement in effect on the Closing Date or at the time any Subsidiary becomes a Subsidiary of the Parent Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Parent Borrower, (B) any agreement representing Indebtedness of a Subsidiary of the Parent Borrower which is not a Loan Party which is permitted by Section 6.02 and (C) any agreement in connection with a Disposition permitted by Section 6.05 (solely with

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respect to assets subject to such Disposition), (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrowers other than the Senior Notes Indenture, in each case as in effect on the Closing Date and any document governing Indebtedness permitted under Section 6.02(c), 6.02(d) or 6.02(l) so long as the applicable provisions thereof are no more restrictive in any material respect, taken as a whole, than the Senior Notes and this Agreement or (iii) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens securing the Obligations on property of such Person other than (A) any document governing Indebtedness permitted under Section 6.02(f), solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (B) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate solely to the assets subject thereto, (C) any agreement representing Indebtedness of a Subsidiary of the Parent Borrower that is not a Loan Party which is permitted by Section 6.02, solely to the extent that such restriction applies only to property of such Subsidiary that secured such Indebtedness, (D) restrictions arising in connection with cash or other deposits permitted under Sections 6.01(e), 6.01(f) or 6.01(n) and limited to such cash or deposit, (E) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, or (F) the Senior Notes Indenture, or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
Section 1.10.Financial Covenants.
(bh)Maximum Leverage Ratio. The Borrowers will not permit the Consolidated Leverage Ratio, as of the last day of any Test Period, to be greater than 3.0:1.0.
(bi)Minimum ABL Excess Availability. At any time permit ABL Excess Availability to be less than the greater of (x) $57,000,000 and (y) 10.0% of the ABL Line Cap.
Section 1.8.Amendments of Organization Documents. (i) Amend any of its Organization Documents in a manner that materially adversely affects the rights of the Administrative Agent or the Lenders under the Loan Documents or their ability to enforce the same or (ii) amend, modify or waive any ABL Facility Document, in each case to the extent that such amendment, modification or waiver would be prohibited by the ABL Intercreditor Agreement.
Section 1.9.Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles or (b) fiscal year.
Section 1.10.Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy any Indebtedness prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms (if any) of, any Indebtedness, except (a) regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Indebtedness permitted under Section 6.02(l), (b) voluntary prepayments, repurchases, redemptions or defeasances of Indebtedness permitted under Section 6.02(l), (c) any Permitted Refinancing of Indebtedness permitted under Section 6.02(l) and (d) the refinancing of Indebtedness with other Indebtedness to the extent permitted under Section 6.02(c) or to the extent immediately before and immediately after giving pro forma effect thereto, the Borrowers shall be in compliance with the financial covenants set forth in Section 6.10.
Section 1.11.Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving Hedge Agreements, including commodity options or futures contracts, which are speculative in nature.
Section 1.12.Spin-Off. Consummate or otherwise complete any Spin-Off.

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Article 7
Events of Default
Section 1.026.Events of Default. Any of the following shall constitute an “Event of Default”:
(a)Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or (ii) pay within 3 Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 5.01, 5.02(a), 5.02(b), 5.02(c), 5.02(e), 5.02(g), 5.02(h), 5.02(j), 5.02(k), 5.07, 5.11, 5.15 or Article 6 or (ii) any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 5.02(d), 5.02(f), 5.02(i), 5.03(a), 5.05(a), 5.10, 5.12, 5.16, 5.17 or 5.19 (and such failure under this clause (ii) continues for a period of 5 Business Days); or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 7.01(a) or 7.01(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after a Responsible Officer of such Loan Party shall have become aware of each failure; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document or certificate (excluding the Formula Certificate, so long as the provisions set forth in the third paragraph of the definition of “Applicable Rate” have been complied with) delivered in connection herewith or therewith shall be incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified with “materiality” or “Material Adverse Effect” or similar terms in the text thereof) when made or deemed made; or
(e)Cross-Default. Any Loan Party or any Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) after giving effect to any applicable grace period in respect of any Indebtedness (including Swap Contracts, the ABL Facility or the Senior Notes) or Guarantee of Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of more than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or otherwise relating to such Indebtedness, or any other event occurs (other than any termination event or analogous provision in any Swap Contract), the effect of which default or other event is to cause, or to permit, irrespective of whether exercised, the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be accelerated, repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
(f)Insolvency Proceedings, Etc. (i) Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or (ii) any receiver, trustee, custodian, conservator, liquidator,

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rehabilitator or similar officer is appointed without the application or consent of such Loan Party or Subsidiary and the appointment continues undischarged or unstayed for 60 calendar days or an order for relief is entered in any such proceeding or (iii) any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, (or an order for relief is entered in any such proceeding); or
(g)Inability to Pay Debts. Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or
(h)Judgments. There is entered against any Loan Party or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and has not denied coverage) and there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Parent Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason, other than (i) as expressly permitted hereunder or thereunder, (ii) as a result of acts or omissions by the Administrative Agent or (iii) the Payment in Full of the Obligations, ceases to be in full force and effect; or any Loan Party or any of their Subsidiaries or any Governmental Authority contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or any Loan Party purports to revoke, terminate or rescind any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)Collateral Document. Any Collateral Document shall for any reason (other than pursuant to the terms thereof or as expressly permitted thereby) cease to create a valid and perfected lien with the priority contemplated by the Collateral Documents (subject to Permitted Liens) on and security interest in the Collateral purported to be covered thereby or any Loan Party or any Governmental Authority shall so assert such invalidity or lack of perfection or priority of Collateral with an aggregate value in excess of $10,000,000, except to the extent that any such loss of perfection or priority results from the failure of any of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or of the Administrative Agent to file UCC continuation statements; or
(m)Subordination. The provisions of the ABL Intercreditor Agreement or any other intercreditor agreement entered into by the Administrative Agent after the Closing Date, any such provisions being referred to as the “Intercreditor Provisions”, shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness (in each case, other than in accordance with the terms of the ABL Intercreditor Agreement or such other intercreditor agreement); or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions or (B) that the Intercreditor Provisions exist for the benefit of the Secured Parties.
Section 1.010.Remedies Upon an Event of Default. If an Event of Default occurs (other than an event with respect to any Borrower described in Section 7.01(f) or an actual or deemed

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entry of an order for relief with respect to any Borrower under the Debtor Relief Laws), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(n)terminate the Commitments, and thereupon the Commitments shall terminate immediately;
(o)declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and
(p)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and applicable Law.
If an Event of Default described in Section 7.01(f), or an actual or deemed entry of an order for relief with respect to any Borrower under the Debtor Relief Laws, occurs with respect to such Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder and under any other Loan Document including any break funding payment or prepayment premium, shall automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
Section 1.027.Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Parent Borrower or the Required Lenders: all payments received on account of the Obligations shall, subject to Section 2.20, be applied by the Administrative Agent as follows:
(i)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.18(d) payable to the Administrative Agent in its capacity as such);
(ii)second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees and disbursements and other charges of counsel to the Lenders payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)third, to payment of that portion of the Obligations constituting interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and, ratably among the Lenders in proportion to the respective amounts described in this clause (iv) payable to them;
(v)fifth, to the Payment in Full in cash of all other Obligations, in each case ratably among the Administrative Agent, the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

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(vi)finally, the balance, if any, after all Obligations have been indefeasibly Paid in Full, to the Borrowers or as otherwise required by Law.
Article 8
The Administrative Agent
Section 1.01.Authorization and Action. (a) Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(a)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable Law, including any action that may be in violation of the automatic stay under any requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(b)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:
(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any other Secured Party or holder of any other obligation

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other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable Law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;
(ii)where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of any applicable jurisdiction, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and
(iii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(a)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(b)None of any Arranger or bookrunner shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(c)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(iv)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
(v)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make

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such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
(a)The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Parent Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of any Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
Section 1.02.Administrative Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(d)The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrowers or a Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (F) the creation, perfection or priority of Liens on the Collateral.

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(e)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Section 1.03.Posting of Communications. (a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(a)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(b)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE

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ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(c)Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(d)Each of the Lenders and each of the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable Law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 1.04.The Administrative Agent Individually. With respect to its Commitment and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.
Section 1.05.Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Parent Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Parent Borrower (which approval may not be unreasonably withheld, conditioned or delayed and shall not be required while an Event of Default under Section 7.01(a), (f) or (g) has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(f)Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the

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Lenders and the Parent Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
Section 1.06.Acknowledgements of Lenders. (a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning any Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder.

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(c)(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.
(i)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than 1 Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(ii)Each Borrower and each other Loan Party hereby agrees that (x) in the event a Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by such Borrower or any other Loan Party.
(iii)Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Section 1.03.Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute

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and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.
(a)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02, including, for the avoidance of doubt, pursuant to the ABL Intercreditor Agreement. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
Section 1.028.Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further

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action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section 1.029.Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(g)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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(h)The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 1.10.Flood Laws.
(b)The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). The Administrative Agent will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, the Administrative Agent reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.
(c)No Real Property shall be taken as Collateral and no Mortgage delivered with respect to any Real Property, unless the Lenders receive at least 45 days advance notice and each Lender confirms to the Administrative Agent that it has completed its flood due diligence, received copies of all flood insurance documentation (including the documents described in clause (v) of the definition of Eligible Real Property) and confirmed flood insurance compliance as required by the Flood Laws or as otherwise satisfactory to such Lender, it being understood and agreed that for so long as either the Administrative Agent or a Lender subject to the Flood Laws is unable or fails to complete flood insurance diligence to its reasonable satisfaction so as to permit the applicable Loan Party to deliver a Mortgage as required by Section 4.01(c)(xi), then such Loan Party shall have no obligation hereunder with respect to the delivery of such Mortgage or any of the accompanying items set forth in Section 4.01(xi) (and no Default or Event of Default shall be deemed to arise from such failure to deliver such Mortgage or any such accompanying item).
Section 1.1.ABL Intercreditor Agreement. Each Lender (a) hereby authorizes and instructs the Administrative Agent to enter into the ABL Intercreditor Agreement, and subject to Section 9.02(b), any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications thereto, in connection with the incurrence by any Loan Party of the ABL Facility and to subject the Liens on the Collateral securing the Obligations to the provisions thereof and (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement.
Article 9
Miscellaneous
Section 1.030.Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to Section 9.01(b)) electronic

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mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case, as follows:
(i)if to the Borrowers, to the Parent Borrower at One Vista Way, Anoka, MN 55303, Attention: Andrew Keegan, VP, FP&A and Treasury, Phone: (763) 323-2318, Email: Andrew.Keegan@vistaoutdoor.com, with a copy (which shall not constitute notice) to One Vista Way, Anoka, MN 55303, Attention: Dylan Ramsey, General Counsel, Phone: (801) 447-3039, Email: Dylan.Ramsey@VistaOutdoor.com;
(ii)if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Suite IL1-0480, Chicago, IL 60603-2300, Attention: Shon Jackson, Phone: (312) 732-7655, Email: shon.jackson@chase.com, with a copy to JPMorgan Chase Bank, N.A., Middle Market Servicing, 10 South Dearborn, Floor L2, Suite IL1-0480, Chicago, IL 60603-2300, Attention: Commercial Banking Group, Phone: (844) 490-5663, Email: jpm.agency.cri@jpmorgan.com, jpm.agency.servicing.1@jpmorgan.com; for agency withholding tax inquiries: agency.tax.reporting@jpmorgan.com or for agency compliance/financial/Intralinks, covenant.compliance@jpmchase.com, with a copy (which shall not constitute notice) to Morgan Lewis & Bockius, LLP, 101 Park Avenue, New York, NY, 10136,Attention: Rick Denhup, Phone: (212) 309-6187, Email: Rick.Denhup@morganlewis.com; and
(iii)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications or Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(a)Notices and other communications to the Parent Borrower, any other Loan Party and the Lenders hereunder may be delivered or furnished by electronic communication (including electronic mail and internet or intranet websites) or by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(b)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

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Section 1.01.Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(f)Subject to Section 2.14(b) and (c) and Section 9.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent Borrower and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend Section 2.13(c) or to waive any obligation of the Borrowers to pay interest or fees at the default rate, (B) to amend the definition of Term Loan Formula Threshold (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest or amortization on any Loan hereunder or (C) to amend any financial covenant hereunder (or any defined term used therein), (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.20(b) without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) other than in connection with the Payment in Full of the Obligations, release or subordinate the Administrative Agent’s Lien on all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender, (viii) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 8.07 (in which case such release may be made by the Administrative Agent acting alone), (ix) amend, modify or waive Section 7.03, without the written consent of each Lender adversely affected thereby, (x) increase any percentage used in computing the Term Loan Formula Threshold or add categories of assets thereto, in each case without the written consent of each Lender, (xi) at any time that any Real Property constitutes Collateral, amend or modify any Loan Document to add, increase, renew or extend any Loan or other financial accommodation hereunder until the completion of flood due diligence, documentation and coverage (as required by the Flood Laws or as otherwise satisfactory to all Lenders), (xii) (A) amend or waive Section 6.15, without the written consent of each Lender or (B) amend the definition of “Spin-Off” in a manner that is adverse to the Lenders without the written consent of each Lender or (xiii) amend or waive Section 4.01(h), without the written consent of each Lender; provided further that (I) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent and (II) any waiver, amendment or modification of the ABL Intercreditor Agreement may be effected by an agreement or agreements in writing entered into among the Administrative Agent and the ABL Agent (with the consent of the Required Lenders but without the consent of any Loan Party, so

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long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under any Loan Document). The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.
(g)The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to or held by the Administrative Agent on any Collateral under any Loan Document (i) upon Payment in Full of all Obligations, (ii) constituting property being Disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article 7, (v) if such Collateral is owned by any Guarantor that has been released from its obligations under the Guaranty pursuant to Section 9.02(d), (vi) if such Collateral is or becomes an Excluded Asset (as defined in the Security Agreement) or (vii) subject to Section 9.02(b), if approved, authorized or ratified in writing by the Required Lenders; provided, that the Lenders and the Administrative Agent agree that upon the occurrence of any such event in this clause (c), such Liens shall be automatically released. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.
(h)The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Guarantor from its obligations under the Guaranty (i) upon the Payment in Full of the Obligations, (ii) if the Parent Borrower certifies to the Administrative Agent (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry) that (A) such Person has ceased to be a Subsidiary as a result of a transaction permitted hereunder, or (B) such Guarantor has ceased to be a Domestic Subsidiary or becomes a Subsidiary of a Foreign Subsidiary or FSHCO, in each case, as a result of a transaction permitted hereunder, or (iii) if approved, authorized or ratified in writing by the Required Lenders (and such additional Lenders if required pursuant to Section 9.02(b)); provided, that the Lenders and the Administrative Agent agree that upon the occurrence of any event in this clause (d), such obligations under such Guaranty shall be released.
(i)If the Administrative Agent and the Parent Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
Section 1.02.Expenses; Limitation of Liability; Indemnity, Etc.
(d)Expenses. The Parent Borrower shall pay or reimburse (i) all reasonable documented and invoiced out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel for the Administrative Agent and, if necessary, one local counsel to the Administrative Agent in each appropriate material jurisdiction (which may include a single counsel acting in multiple jurisdictions) and one specialty counsel to the Administrative Agent in each reasonably necessary specialty area (and, in the case of an actual or perceived conflict of interest where such group retains counsel, one special counsel to each similarly situated group affected by such conflict), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or

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any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable documented and invoiced out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender (limited as set forth in clause (i) above), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) all reasonable documented and invoiced out of pocket fees and expenses associated with collateral monitoring and collateral reviews and appraisals, environmental reviews with respect to Term Loan Priority Collateral and reasonable and documented fees and expenses of other advisors and professionals engaged by the Administrative Agent in connection therewith.
(e)Limitation of Liability. To the extent permitted by applicable Law (i) no Borrower or any other Loan Party shall assert, and each Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Lender and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve any Borrower or any other Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(f)Indemnity. Each Borrower shall, jointly and severally, indemnify the Administrative Agent, each Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related reasonable documented and invoiced out of pocket expenses (including the reasonable and documented fees, disbursements and other charges of a single firm of counsel to the Indemnitees, taken as a whole, one local counsel to the Indemnitees, taken as a whole, in each reasonably necessary jurisdiction and one specialty counsel in each reasonably necessary specialty area for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where an Indemnitee retains its own counsel, of another firm of counsel for each such affected Indemnitee), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their respective Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party (including, without limitation, any equity holder thereof) and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, (y) a material breach of such Indemnitee’s or any of its Related Parties’ obligations under the Loan Documents or (z) disputes solely among the Indemnitees not arising from or in connection with any act or omission by the Borrowers or any of their Affiliates (other than a dispute against the Administrative Agent or the Arrangers in their capacities as such).

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This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(g)Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Loan Parties under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent and each Related Party thereof (each, an “Agent-Related Person”) (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective pro rata shares in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been Paid in Full, ratably in accordance with such pro rata share immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Obligations.
(h)Payments. All amounts due under this Section 9.03 shall be payable not later than 5 Business Days after written demand therefor.
Section 1.03.Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution or the Borrower or any of its Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)the Parent Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided that, the Parent Borrower shall be deemed to have consented to an assignment of all or a portion of the Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; provided, further, that no consent of the Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

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(B)the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund.
(i)Assignments shall be subject to the following additional conditions:
(C)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Loans of any Class, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Parent Borrower shall be required if an Event of Default has occurred and is continuing;
(D)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(E)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and
(F)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable Laws, including Federal and state securities Laws.
(i)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and u). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(ii)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the

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Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender (with respect to its own Loans only), at any reasonable time and from time to time upon reasonable prior notice.
(iii)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full in cash, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(a)Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution or the Borrower or any of its Affiliates, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to Section 9.04(d), the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under 2.17(g) will be delivered to the Parent Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any

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portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(b)A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to be subject to the provisions of Section 2.19 as though it were a Lender.
(c)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 1.031.Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Documents or any provision hereof or thereof.
Section 1.032.Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(d)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this

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Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each other Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 1.011.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 1.012.Right of Setoff. Each of the Lenders agrees that it shall not, without the express written consent of the Administrative Agent, set off against the Obligations any amounts owing by such Lender to any Loan Party or any Deposit Accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by the Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. Notwithstanding the foregoing, if an Event

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of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the obligations of the Loan Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO ADMINISTRATIVE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.
Section 1.013.Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the Law of the State of New York.
(e)Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(f)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby

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irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by Law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower, any other Loan Party or any of their respective properties in the courts of any jurisdiction or (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including UCC Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a).
(g)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(h)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
Section 1.10.Waiver of Jury Trial; Judicial Reference. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (EACH, A “CLAIM”) AND THE WAIVER SET FORTH IN THE PRECEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:
1.    WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN PARAGRAPH 2 BELOW, ANY CLAIM WILL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. EXCEPT AS OTHERWISE PROVIDED IN THE LOAN DOCUMENTS, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN THE

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STATE OR FEDERAL COURT IN THE COUNTY OR DISTRICT WHERE VENUE IS OTHERWISE APPROPRIATE UNDER APPLICABLE LAW.
2.    THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING, WITHOUT LIMITATION, SET-OFF), (C) APPOINTMENT OF A RECEIVER AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING, WITHOUT LIMITATION, WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT.
3.    UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).
4.    ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.
5.    THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING, WITHOUT LIMITATION, MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.
6.    THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.
Section 1.11.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 1.12.Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that

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Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) pursuant to the order of any Governmental Authority (including any self-regulatory authority) (in which case each of the Administrative Agent and the Lenders agrees, to the extent practicable and not prohibited by applicable Law, to inform the Borrowers promptly thereof), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case each of the Administrative Agent and the Lenders agrees, to the extent practicable and not prohibited by applicable Law, to inform the Borrowers promptly thereof), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Parent Borrower or (i) to the extent such Information (ii) becomes publicly available other than as a result of a breach of this Section or (iii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrowers that is not, to the Administrative Agent or such Lender’s knowledge, subject to confidentiality obligations to the Parent Borrower or any of its Affiliates. For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided, that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 1.13.Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING ANY LOAN PARTY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(i)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY LOAN PARTY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT

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MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 1.11.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
Section 1.12.No Fiduciary Duty, etc. (a) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Loan Parties with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Loan Party or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Loan Party as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Loan Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Loan Parties with respect thereto.
(j)Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Loan Parties and other companies with which the Loan Parties may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(k)In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Loan Parties may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Loan Parties by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Loan Parties in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Loan Parties, confidential information obtained from other companies.
Section 1.14.USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrowers that pursuant

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to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information, including without limitation, a Beneficial Ownership Certification with respect to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
Section 1.15.Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable Law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
Section 1.16.Marketing Consents. The Borrowers hereby authorize JPMorgan Chase Bank, N.A. and its affiliates (collectively, the “JPMCB Parties”), at their respective sole expense, and without any prior approval by the Borrowers, to include any Borrower’s name and logo in advertising, marketing, tombstones, case studies and training materials, and to give such other publicity to this Agreement as the JPMCB Parties may from time to time determine in their sole discretion (in each case, to include only such information with respect hereto as is otherwise publicly available). The foregoing authorization shall remain in effect unless and until the Parent Borrower notifies JPMCB in writing that such authorization is revoked.
Section 1.17.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender

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shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 1.18.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(l)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(m)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 1.19.Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from such Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable Law).
Section 1.20.Joint and Several Liability of Borrowers.
(n)Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 9.22), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.

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(o)If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations until such time as all of the Obligations are Paid in Full, and without the need for demand, protest, or any other notice or formality.
(p)The Obligations of each Borrower under the provisions of this Section 9.22 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 9.22(c)) or any other circumstances whatsoever.
(q)Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement or the other Loan Documents, each Borrower (other than the Parent Borrower) hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Loan under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any Collateral, to pursue any other remedy in the Administrative Agent’s, any Lender’s, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable Law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against the Administrative Agent or any Lender any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to the Administrative Agent or any Lender, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender, including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Borrower. Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or the Lenders at any time or times in respect of any Default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent or the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any other Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or any Lender with respect to the failure by any other Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 9.22 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 9.22, it being the intention of each Borrower that, until the Obligations are Paid in Full, the Obligations of each Borrower under this Section 9.22 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 9.22 shall

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not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or the Administrative Agent or any Lender. Each of the Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each of the other Borrowers. Each of the Borrowers waives any defense based on or arising out of any defense of any other Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any other Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Obligations to the extent of such payment. The Administrative Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by the Administrative Agent by one or more judicial or nonjudicial sales or other dispositions or may exercise any other right or remedy the Administrative Agent or any Lender may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the other Borrowers hereunder except to the extent the Obligations have been Paid in Full.
(r)Each Borrower represents and warrants to the Administrative Agent and the Lenders that such Borrower is currently informed of the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to the Administrative Agent and the Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of the other Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
(s)The provisions of this Section 9.22 are made for the benefit of the Administrative Agent, each Lender and their respective successors and assigns, may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or any Lender first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 9.22 shall remain in effect until all of the Obligations shall have been Paid in Full. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 9.22 will automatically be reinstated, as though such payment had not been made.
(t)Each Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 9.22, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Obligations have been Paid in Full. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Administrative Agent or any Lender, are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior Payment in Full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be Paid in Full before any payment or distribution of any character, whether in cash, securities or other property, shall be

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made to any other Borrower therefor. If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of the Administrative Agent, for the benefit of itself and the Lenders, and shall promptly be paid to the Administrative Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Agreement thereafter arising. Notwithstanding anything to the contrary contained in this Agreement, no Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after Payment in Full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to this Agreement or otherwise.
Section 1.2.Additional Borrowers.
(u)At any time after the Closing Date, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower may elect that any wholly-owned Domestic Subsidiary (other than an Excluded Subsidiary) that is a Loan Party to be added as a Borrower hereunder by delivery to the Administrative Agent of a Notice of Additional Borrower as follows:
(i)such Subsidiary shall be deemed a “Borrower” hereunder and under the Loan Documents upon confirmation from the Administrative Agent of receipt of, in form and substance satisfactory to the Administrative Agent, joinder and any other documentation reasonably requested by the Administrative Agent with respect to such additional Borrower, including the materials set forth in clause (iii) below, any promissory notes requested by a Lender through the Administrative Agent and written opinions of the Loan Parties’ counsel;
(ii)such additional Borrower shall deliver (x) the documents required by Section 5.12 with respect thereto and (y) to the extent applicable, a Beneficial Ownership Certification with respect to such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation to the extent requested by the Administrative Agent or any Lender, reasonably satisfactory to the Administrative Agent and any such Lender; and
(iii)as a condition to the effectiveness of any joinder of any additional Borrower, such Borrower shall deliver all documentation and other information reasonably requested in writing by and acceptable to the Administrative Agent and each Lender to satisfy requirements under the Administrative Agent’s and such Lender’s applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
(v)Any additional Borrower shall continue to be a Borrower under this Agreement until the Parent Borrower delivers a Borrower Termination Notice with respect to such Subsidiary to the Administrative Agent, whereupon such Subsidiary shall cease to be a Borrower hereunder; provided that no Borrower Termination Notice will become effective as to any additional Borrower until (i) a new Formula Certificate, certified by a Responsible officer of the Parent Borrower, reflecting the removal of such additional Borrower has been delivered to the Administrative Agent, and (ii) all Loans made to such additional Borrower shall have been repaid and all interest and/or fees (and, to the extent notified by the Administrative Agent, any other amounts payable under this Agreement by such additional Borrower) shall have been Paid in Full; provided, further, that no Borrower Termination Notice shall be effective if there is only one Borrower prior to delivery of the Borrower Termination Notice.
Section 1.13.California Civil Code. This Section is being furnished by the Administrative Agent in compliance with Section 2955.5(b) of the California Civil Code.

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California Civil Code Section 2955.5(a) reads as follows: “No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property”. Each Borrower acknowledges and agrees that the above disclosure was made by the Administrative Agent to such Borrower prior to the execution of this Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
VISTA OUTDOOR INC.,
as Parent Borrower
By: /s/ Sudhanshu Priyadarshi
Name: Sudhanshu Priyadarshi
Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Term Loan Credit Agreement]

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JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender
By: /s/ Anna Araya
Name: Anna Araya
Title: Executive Director
[Vista - Signature Page to Term Loan Credit Agreement]

LENDERS (CONT’D):

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Joe A. Sacchetti
Name: Joe A. Sacchetti
Title: Duly Authorized Signatory
[Vista - Signature Page to Term Loan Credit Agreement]

LENDERS (CONT’D):

THE HUNTINGTON NATIONAL BANK,
as a Lender
By: /s/ Heather Wah
Name: Heather Wah
Title: Vice President
[Vista - Signature Page to Term Loan Credit Agreement]

LENDERS (CONT’D):

PNC BANK, NATIONAL ASSOCIATION,
as Joint Lead Arranger and Joint Bookrunner
By: /s/ Luke Tripodi
Name: Luke Tripodi
Title: Senior Vice President
[Vista - Signature Page to Term Loan Credit Agreement]

LENDERS (CONT’D):

MUFG BANK, LTD.,
as a Lender
By: /s/ Jeehae Kim
Name: Jeehae Kim
Title: Vice President
[Vista - Signature Page to Term Loan Credit Agreement]

LENDERS (CONT’D):

REGIONS BANK,
as a Lender
By: /s/ Michael Kempel
Name: Michael Kempel
Title: Managing Director
[Vista - Signature Page to Term Loan Credit Agreement]

LENDERS (CONT’D):

MORGAN STANLEY BANK, N.A.,
as a Lender
By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory
[Vista - Signature Page to Term Loan Credit Agreement]

LENDERS (CONT’D):

FIRST-CITIZENS BANK & TRUST COMPANY,
as a Lender
By: /s/ Thomas Mullen
Name: Thomas Mullen
Title: Vice President
[Vista - Signature Page to Term Loan Credit Agreement]

LENDERS (CONT’D):

BOKF, NA DBA BOK FINANCIAL,
as a Lender
By: /s/ Ryan P. Birnel
Name: Ryan P. Birnel
Title: Authorized Signatory

[Vista - Signature Page to Term Loan Credit Agreement]